As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UnumProvident Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

62-1598430

(I.R.S. Employer Identification Number)

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 755-1011

(Address, including zip code, and telephone number, including area code,

of the registrant’s principal executive offices)

Susan N. Roth

Vice President, Corporate Secretary and Assistant General Counsel

UnumProvident Corporation

1 Fountain Square, Chattanooga, Tennessee 37402

(423) 755-1011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew S. Rowen

William G. Farrar

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Phone: (212) 558-4000

Facsimile: (212) 558-3588

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)

8.25% Adjustable Conversion-Rate Equity Security Units	12,000,000	$25	$300,000,000	$76,020

5.085% Senior Notes due 2009	— (1)	$—	$—	$—

Stock Purchase Contracts	12,000,000 (2)	$—	$—	$—

Common Stock, $.10 par value	— (3)	$—	$—	$—

(1)	The Senior Notes are offered as a component of the Adjustable Conversion-Rate Equity Security Units for no additional consideration.

(2)	The Stock Purchase Contracts are offered as a component of the Adjustable Conversion-Rate Equity Security Units for no additional consideration.

(3)	Shares of Common Stock may be issued to the holders of Adjustable Conversion-Rate Equity Security Units upon settlement or termination of the Stock Purchase Contracts for a purchase price of $25 per unit. The actual number of shares of Common Stock to be issued will not be determined until the date of settlement or termination of the related Stock Purchase Contract.

(4)	Exclusive of accrued interest and distributions, if any.

(5)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 14, 2004.
12,000,000 Units
UnumProvident Corporation
8.25% Adjustable Conversion-Rate Equity
Security Units

On May 11, 2004, we issued $300,000,000 aggregate stated amount of 8.25% Adjustable Conversion-Rate Equity Security Units in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. This prospectus will be used by selling securityholders to resell the equity security units.

Each equity security unit has a stated amount of $25 and initially consists of (a) a contract pursuant to which holders agree to purchase, for $25, shares of common stock of UnumProvident on May 15, 2007 and (b) a 1/40, or 2.5%, ownership interest in a 5.085% senior note due 2009 of UnumProvident with a principal amount of $1,000. The ownership interest in the senior note will initially be held as a component of each unit and will be pledged to secure the holder’s obligation to purchase our common stock under the related purchase contract.

We will make quarterly contract adjustment payments to holders under the purchase contract at the annual rate of 3.165% of the stated amount of $25 per purchase contract. In addition, we will make quarterly interest payments on the senior notes at the initial annual rate of 5.085%. We have the right to defer the contract adjustment payments on the purchase contracts, but not the interest payments on the senior notes. The senior notes will be remarketed and the interest rate on the senior notes will be reset if the remarketing is successful. The senior notes are unsecured and rank equally with all of our other unsecured and unsubordinated debt.

The units may be sold from time to time by and for the account of the selling securityholders named in this prospectus or in supplements to this prospectus. The selling securityholders may sell all or a portion of the units from time to time in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market prices or at negotiated prices directly to purchasers, or through underwriters, broker-dealers, who may act as agents or as principals or agents, or by a combination of such methods. If required, at the time of a particular offering of units by a selling securityholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers. The selling securityholders will receive all of the net proceeds from the sale of the securities and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. We will not receive any proceeds from the sale by the selling securityholders of the units. The selling securityholders and any broker-dealers, agents or underwriters that participate in the distribution of any securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. See “Plan of Distribution” beginning on page 72.

Our common stock is listed on the New York Stock Exchange under the symbol “UNM”. The last reported sale price of our common stock on May 12, 2004 was $14.00 per share.

See “Risk Factors” beginning on page 14 to read about certain factors you should consider before buying units.

The units will be evidenced by a global unit deposited with The Depository Trust Company, or DTC. Except as described in this prospectus, beneficial interests in the global units will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2004.

12,000,000 Units

UnumProvident Corporation

8.25% Adjustable

Conversion-Rate Equity

Security Units

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superceded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC after the initial filing of this registration statement and prior to the effectiveness thereof, and any filings we may make in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Proxy Statement on Schedule 14A for 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	Current Reports on Form 8-K filed with the SEC since January 1, 2004; and

•	The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

UnumProvident Corporation

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 755-8996

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to, the risks described in this prospectus and other documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus.

Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following:

•	Insurance reserve liabilities may fluctuate as a result of changes in numerous factors, and such fluctuations can have material positive or negative effects on our net income.

•	Actual persistency may be lower than projected persistency, resulting in lower than expected revenue and higher than expected amortization of deferred policy acquisition costs.

•	Incidence and recovery rates may be influenced by, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, new trends and developments in medical treatments, and the effectiveness of risk management programs.

•	Retained risks in our reinsurance operations are influenced primarily by the credit risk of the reinsurers and potential contract disputes. Any material changes in the reinsurers’ credit risk or willingness to pay according to the terms of the contract could have material effects on results.

•	Effectiveness in supporting new product offerings and providing customer service may not meet our expectations.

•	Sales growth may be less than planned, which could affect our revenue and profitability.

•	Actual experience in pricing, underwriting, and reserving may deviate from our assumptions.

•	Competitive pressures in the insurance industry may increase significantly through industry consolidation, competitor demutualization, or otherwise.

•	General economic or business conditions, both domestic and foreign, may be less favorable than we expect, which may affect premium levels, claims experience, the level of pension benefit costs and funding, and investment results, including credit deterioration of investments.

•	Investment results, including, but not limited to, realized investment losses resulting from impairments, may differ from prior experience and negatively affect our results.

•	Legislative, regulatory, or tax changes, both domestic and foreign, may adversely affect the businesses in which we are engaged.

•	Rating agency actions, state insurance department and other enforcement actions, and negative media attention may adversely affect our business.

•	Changes in the interest rate environment may adversely affect our reserve and policy assumptions and ultimately profit margins and reserve levels.

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•	The level and results of litigation may vary from prior experience and may adversely affect our business.

•	Events or consequences relating to terrorism and acts of war, both domestic and foreign, may adversely affect our business and may also affect the availability and cost of reinsurance.

For further discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors.”

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required under federal securities laws, we do not intend, and assume no obligation, to update any particular forward-looking statement included or incorporated by reference in this prospectus.

The insurance laws of the states where our insurance company subsidiaries are domiciled and commercially domiciled require the prior approval of the state insurance commissioner for any acquisition of control of an insurance company domiciled in that state. Under these laws, “control” is presumed to exist if a person owns, directly or indirectly, 10% or more of the voting securities of the insurance company or its holding company. Accordingly, any acquisition of voting securities that results in ownership by a person of 10% or more of UnumProvident Corporation’s voting securities will generally require the prior approval of the insurance commissioners of all of these states.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before investing in our units. You should read carefully this entire prospectus, including the “Risk Factors” section, and the information incorporated by reference, which are described under “Where You Can Find More Information”. In this prospectus, “UnumProvident,” “we,” “our,” “ours” and “us” refer to UnumProvident Corporation unless the context otherwise requires.

UnumProvident Corporation

We are the surviving corporation in the merger on June 30, 1999 of Provident Companies Inc., the leading individual disability insurance provider in North America, with Unum Corporation, the leading group disability insurance provider. We are the parent holding company for a group of insurance and non-insurance companies that collectively operate throughout North America, the United Kingdom, and, to a limited extent, in certain other countries around the world. Our principal operating subsidiaries in the United States are Unum Life Insurance Company of America (Unum America), Provident Life and Accident Insurance Company (Accident), The Paul Revere Life Insurance Company (Paul Revere Life), and Colonial Life & Accident Insurance Company (Colonial). We, through our subsidiaries, are the largest provider of group and individual disability insurance in North America and the United Kingdom. We also provide a complementary portfolio of other insurance products, including long-term care insurance, life insurance, employer- and employee-paid group benefits, and related services.

Consolidated Ratio of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	For the Year Ended December 31,					For the Three Months Ended March 31,
	1999(2)	2000	2001	2002	2003(2)	2004(3)
Ratio of Earnings to Fixed Charges(1)	0.0x	5.2x	5.0x	4.3x	(1.1)x	(13.3)x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

(2)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $159.0 million for 1999 and $435.2 million for 2003.

(3)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $770.2 million for the three months ended March 31, 2004.

As of the date of this prospectus, we have no preferred stock outstanding.

The Offering

What are the equity security units?

Each equity security unit, which we refer to as a “unit,” consists of and represents:

(1)	a purchase contract pursuant to which:

•	you will agree to purchase, and we will agree to sell, for $25, a number of shares of our common stock on May 15, 2007 (the “stock purchase date”) to be determined based on the average trading price of our common stock for a period preceding that date, calculated in the manner described below; and

•	we will pay you contract adjustment payments on a quarterly basis at the annual rate of 3.165% of the stated amount of $25, subject to our right to defer such payments, as specified below; and

(2)	a 1/40, or 2.5%, ownership interest in a 5.085% senior note due May 15, 2009 of UnumProvident with a principal amount of $1,000, on which we will pay interest at the initial annual rate of 5.085% until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter. Interest will be payable quarterly in arrears through and including the stock purchase date and, thereafter, semi-annually in arrears.

The ownership interests in the senior notes that are a component of your units will be owned by you, but have initially been pledged to the collateral agent for our benefit to secure your obligations under the related purchase contracts. We refer in this description to the purchase contracts, together with the pledged ownership interest in the senior notes (or, after a successful remarketing or a special event redemption, the pledged treasury securities), as “normal units.”

Each holder of normal units may elect at any time on or before the seventh business day prior to the stock purchase date (subject to certain exceptions) to withdraw from the pledge the pledged ownership interest in the senior notes (or, after a successful remarketing or special event redemption described below, the pledged treasury securities) underlying the normal units, thereby creating “stripped units.” To create stripped units, the holder must substitute, as pledged securities, specifically identified treasury securities that will pay $25 (the amount due under the purchase contract) per unit on the stock purchase date, and the pledged ownership interest in the senior notes or treasury securities will be released from the pledge and delivered to the holder. Holders of stripped units may recreate normal units by re-substituting the senior notes (or, after a successful remarketing or a special event redemption, the applicable treasury securities) for the treasury securities underlying the stripped units.

If the senior notes are successfully remarketed or a special event redemption occurs, in each case as described herein, the applicable ownership interest in the treasury securities will replace the ownership interest in a senior note as a component of each unit and will be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract.

What are the purchase contracts?

The purchase contract underlying a unit obligates you to purchase, and us to sell, for $25, on the stock purchase date, a number of newly issued shares of our common stock equal to the settlement rate described below. The settlement rate will be based on the average trading price of the common stock for a period preceding that date, calculated in the manner described below.

What payments will we make to holders of the units and the senior notes?

If you hold normal units, we will pay you (a) quarterly contract adjustment payments on the underlying purchase contracts at the annual rate of 3.165% of the $25 stated amount through and including the stock purchase date, and (b) quarterly interest payments on the ownership interests in senior notes that are pledged in respect of your normal units at the initial annual rate of 5.085% through and including February 15, 2007, the last quarterly payment date before the stock purchase date. On the stock purchase date, you will also receive a cash payment in respect of each of your normal units, equal to 1/40, or 2.5%, of the quarterly interest payment payable on the $1,000 principal amount of a senior note at the initial annual rate of 5.085%.

If you hold stripped units and do not separately hold senior notes, you will receive only the quarterly contract adjustment payments at the annual rate of 3.165% of the $25 stated amount.

The contract adjustment payments on normal and stripped units are subject to our deferral right as described below. We are not entitled to defer interest payments on any senior notes, whether held as part of, or separately from, the units.

If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will initially pay interest at the annual rate of 5.085%. If the senior notes are successfully remarketed, however, the rate of interest payable from the settlement date of the successful remarketing until their maturity on May 15, 2009 will be the reset rate, which will be a rate established by the remarketing agent, that meets the requirements described herein. If the remarketing agent cannot establish a reset rate on a remarketing date, the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of 5.085%, until the remarketing agent, on a later remarketing date prior to the stock purchase date, can establish a reset rate meeting the requirements described herein.

We are a holding company with no operations of our own. Our ability to pay our obligations under the purchase contracts and senior notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance us funds and which may be restricted from doing so by other financing arrangements, charter provisions or regulatory requirements. Our obligations under the purchase contracts and the senior notes will be effectively subordinated to the obligations of our subsidiaries, including policyholder claims.

What are the payment dates?

Subject to our deferral right in respect of the contract adjustment payments described below, we will make contract adjustment payments quarterly in arrears on each of February 15, May 15, August 15, and November 15, commencing on August 15, 2004 and ending on the stock purchase date. We will initially make interest payments on the senior notes quarterly in arrears on each of February 15, May 15, August 15, and November 15, commencing on August 15, 2004, and, following the stock purchase date, semi-annually in arrears on each of May 15 and November 15 until maturity on May 15, 2009.

Can we defer payments?

We can defer payment of all or part of the contract adjustment payments on the purchase contracts until no later than the stock purchase date. Additional contract adjustment payments will accrue on any deferred installments of contract adjustment payments at a rate of 8.25% per year until paid, compounded quarterly, to but excluding the stock purchase date, unless your purchase contract has been early settled or terminated. We are not entitled to defer interest payments on the senior notes.

What is the reset rate?

To facilitate the remarketing of the senior notes at the remarketing price described below, the remarketing agent will reset the rate of interest on the senior notes, effective from the settlement date of a successful remarketing until their maturity on May 15, 2009. The reset rate will be the rate sufficient to cause the then current market value of each outstanding senior note to be equal to at least 100.25% of the remarketing value described below (or, if the remarketing agent is unable to remarket the senior notes at such a price, at a price below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%). Resetting the interest rate on the senior notes at this rate is designed to enable the remarketing agent to remarket the senior notes in the remarketing and purchase the necessary treasury securities, the proceeds of which will be applied in settlement of the purchase contracts and to provide funds for the cash payment on the normal units due on the stock purchase date.

The reset rate will be determined by the remarketing agent on the third business day (as defined below) prior to February 15, 2007, the last quarterly payment date before the stock purchase date. If the remarketing agent cannot establish a reset rate meeting these requirements on the remarketing date and, as a result, the senior notes cannot be remarketed as described below, the interest rate will not be reset and will continue to be the initial rate of the senior notes. However, the remarketing agent may thereafter attempt to establish a reset rate meeting these requirements, and the remarketing agent may attempt to remarket the senior notes, on the subsequent dates described below. If a reset rate cannot be established on a given date, the remarketing will not occur on that date. If the remarketing agent fails to remarket the senior notes that form part of the normal units by the end of the third business day immediately preceding the stock purchase date, we will be entitled to exercise our rights as a secured party with respect to such senior notes and, subject to applicable law, may retain the pledged senior notes or sell them in one or more public or private sales to satisfy in full such holder’s obligation to purchase shares of common stock under the related purchase contracts.

The reset of the interest rate on the senior notes in connection with a successful remarketing will not change the amount of the cash payment due to holders of normal units on the stock purchase date, which, as described above, will be an amount per normal unit equal to 1/40, or 2.5%, of the quarterly interest payment payable on $1,000 principal amount of a senior note at the initial annual rate of 5.085%.

“Business day” means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in the State of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

What is remarketing?

The remarketing agent will attempt to remarket the senior notes of holders of normal units and will use the proceeds to purchase treasury securities, which the participating holders of normal units will pledge to secure their obligations under the related purchase contracts. Holders of normal units may elect not to participate in any remarketing by following the procedures described below. The cash paid upon maturity of the pledged treasury securities underlying the normal units of such holders will be used to satisfy such holders’ obligations to purchase shares of common stock on the stock purchase date, as well as to provide funds to make the cash payment to holders of normal units due on the stock purchase date. This will be one way for holders of normal units to satisfy their obligations to purchase shares of common stock under the related purchase contracts. The remarketing agent will attempt to remarket the senior notes that are included in normal units on one or more occasions starting on the remarketing date, which will be the third business day prior to February 15, 2007, which is the last quarterly payment date before the stock purchase date, or, if the remarketing agent fails to remarket the senior notes on that date, a later date as described below. As described below, a holder of a senior note in which interests are not held as part of normal units may elect to have the separately held senior note remarketed along with the senior notes in which interests are held as part of the normal units.

We will enter into a remarketing agreement with a nationally recognized investment banking firm that will act as remarketing agent. The remarketing agent will agree to use commercially reasonable best efforts to remarket the senior notes that are included in normal units (as well as separately held senior notes) that are participating in the remarketing, at a price per senior note equal to at least 100.25% of the remarketing value (or, if the remarketing agent is unable to remarket the senior notes at such a price, at a price below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%). The “remarketing value” of a senior note will be equal to the sum of:

(1)	the value at the remarketing date (or any subsequent remarketing date) of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the interest payment scheduled to be payable on the senior note on that date, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and

(2)	the value at the remarketing date (or any subsequent remarketing date) of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the principal amount of the senior note.

The remarketing agent will use the proceeds from a successful remarketing of the senior notes included in normal units to purchase, in its discretion, the amount and the types of treasury securities described in (1) and (2) above in respect of each such senior note that has been remarketed. The remarketing agent will purchase such treasury securities in open market transactions or at treasury auction and deliver them through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct out of the proceeds in excess of the remarketing value as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, for payment to the holders of the normal units participating in the remarketing.

A holder of normal units may elect not to participate in any remarketing and, instead, retain the ownership interests in senior notes underlying those normal units by delivering, in respect of each senior note to be retained, the treasury securities having the value described in (1) and (2) above, in the amount and the types specified by the remarketing agent, to the purchase contract agent on the fourth business day prior to the first day of a remarketing period (as defined below) to satisfy its obligations under the related purchase contracts. Whether or not a holder of normal units participates in the remarketing, the interest rate on the senior notes in which interests are included in those units will nevertheless be reset if the remarketing is successful.

Prior to any remarketing, we plan to file and obtain effectiveness of a registration statement in respect of remarketing if so required under the U.S. federal securities laws at the time.

What happens if the remarketing agent does not successfully remarket the senior notes on the remarketing date?

If the remarketing agent cannot establish a reset rate meeting the requirements described above on the remarketing date and therefore cannot remarket the senior notes participating in the remarketing on the remarketing date at a price per senior note equal to at least 100.25% (or, less than 100.25%, but no less than 100.00%, if the remarketing agent has decided in his discretion to remarket at such rate) of the remarketing value, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two business days immediately following the initial proposed remarketing date. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding April 1, 2007. If the remarketing agent cannot establish such a reset rate during that period, it will further attempt to establish such a reset rate on the third business day immediately preceding the stock purchase date. We refer to each of these periods as a “remarketing period.” Any subsequent remarketing will be at a price per senior note equal to at least 100.25% (or, less than 100.25%, but no less than 100.00%, if the remarketing agent has decided in his discretion to remarket at such rate) of the remarketing value on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the third business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contracts in cash on the business day immediately preceding the stock purchase date (but without regard to the notice requirements otherwise applicable to cash settlement) will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of the holder’s obligations under the related purchase contracts and we will exercise our rights as a secured party and may, subject to applicable law, retain or dispose of such securities to satisfy in full such holder’s obligation to purchase our common stock under the related purchase contracts on the stock purchase date. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for the shares of common stock under the purchase contract.

If I am not a party to a purchase contract, may I still participate in a remarketing of my senior notes?

Holders of senior notes in which interests are not included as part of normal units may elect to have their senior notes included in the remarketing in the manner described in “Description of the Equity Security Units—Optional Remarketing” below. The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing at a price per senior note equal to at least 100.25% of the remarketing value (or, if the remarketing agent is unable to remarket the senior notes at such a rate, at a rate below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%), determined on the same basis as for the other senior notes being remarketed. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remaining portion of the proceeds will be remitted for payment to the holders whose separate senior notes were remarketed in the remarketing. If a holder of senior notes elects to have its senior notes remarketed during any remarketing period but the remarketing agent fails to remarket the senior notes during such remarketing period, the senior notes will be promptly returned to the custodial agent for release to the holder at the end of that period.

What is the settlement rate?

The settlement rate is the number of newly issued shares of common stock that we are obligated to sell and you are obligated to purchase upon settlement of a purchase contract on the stock purchase date.

The settlement rate for each purchase contract, subject to adjustment under specified circumstances, will be as follows:

•	if the applicable market value, determined as described below, of our common stock is equal to or greater than $16.95, the settlement rate will be 1.4748 shares of common stock per purchase contract;

•	if the applicable market value of our common stock is less than $16.95 but greater than $14.74, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract; or

•	if the applicable market value of our common stock is less than or equal to $14.74, the settlement rate will be 1.6961 shares of common stock per purchase contract.

“Applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

At the option of each holder, a purchase contract may be settled early by the early delivery of cash to the purchase contract agent, as described below, in which case the settlement rate will be 1.4748 shares of common stock per purchase contract.

Besides participating in a remarketing, how else can I satisfy my obligations under the purchase contract?

Besides participating in the remarketing, your obligations under the purchase contract may also be satisfied:

•	if you have created stripped units or elected not to participate in the remarketing, by delivering and pledging specified treasury securities in substitution for your senior notes and applying the cash payments received upon maturity of those pledged treasury securities;

•	through the early delivery of cash to the purchase contract agent on or prior to the seventh business day prior to the stock purchase date in the manner described in “Description of the Equity Security Units—Early Settlement” below;

•	by delivering cash on the business day prior to the stock purchase date for settlement of the purchase contracts in the manner described in “Description of the Equity Security Units—Notice to Settle with Cash” below; or

•

if we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, through an early settlement of the purchase contract as described in “Description of the Equity Security Units—Early Settlement Upon Cash Merger.”

In addition, the purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments and obligations to purchase our common stock, will automatically terminate upon our bankruptcy, insolvency or reorganization. Upon such a termination of the purchase contracts, the pledged senior notes or treasury securities will be released and distributed to you. If we become the subject of a case under the federal bankruptcy code, a delay may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and allows your collateral to be returned to you.

If the purchase contract is settled early or is terminated as the result of our bankruptcy, insolvency or reorganization, a holder will have no further right to receive any accrued contract adjustment payments or deferred contract adjustment payments.

Under what circumstances may we redeem the senior notes before they mature?

If the tax laws change or are interpreted by the tax authorities or the courts in a way that adversely affects our tax consequences with respect to the senior notes, or if the accounting rules change in a way that adversely affects our accounting treatment of the purchase contracts or the units, then we may elect to redeem the senior notes. If the senior notes are redeemed before a successful remarketing, the money received from the redemption will be used by the collateral agent to purchase a portfolio of zero-coupon U.S. treasury securities that mature on or prior to each payment date of the senior notes through the stock purchase date, in an aggregate amount equal to the principal on the senior notes included in normal units and the interest that would have been due on such payment date on the senior notes included in normal units. For a holder of normal units, these treasury securities will replace the senior notes as the collateral securing such holder’s obligations to purchase shares of common stock under the purchase contracts. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payment. If the senior notes are redeemed, then each unit will consist of a purchase contract for shares of common stock and an ownership interest in the portfolio of treasury securities.

What is the maturity of the senior notes?

The senior notes will mature on May 15, 2009.

What are the U.S. federal income tax consequences related to the equity security units and senior notes?

If you purchase units in the offering, you will be treated for U.S. federal income tax purposes as having acquired two distinct interests: (i) purchase contracts and (ii) ownership interests in the senior notes constituting those units, and by purchasing the units you agree to treat the purchase contracts and ownership interests in the senior notes in that manner for all tax purposes. In addition, you agree to treat the senior notes as indebtedness of UnumProvident for all tax purposes. You must allocate the purchase price of the units between purchase contracts and ownership interests in the senior notes in proportion to their respective fair market values, which will establish your initial tax basis in each component of the units. We expect to report the fair market value of each purchase contract as $0.00 and the fair market value of each senior note as $1,000 (or $25.00 for each 1/40, or 2.5%, ownership interest in a senior note included in a normal unit).

For U.S. federal income tax purposes, we intend to treat the senior notes as contingent payment debt instruments subject to the “noncontingent bond method” of accruing original issue discount. As discussed more fully under “U.S. Federal Income Tax Consequences—Senior Notes—Original Issue Discount” below, the effects of this method will be (1) to require you, regardless of your usual method of tax accounting, to use an accrual method with respect to interest on the senior notes, (2) to require you, for all accrual periods through February 15, 2007, and possibly thereafter, to accrue interest income in excess of distributions actually received by you, and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or disposition of an ownership interest in the senior notes or the units to the extent attributable to the senior notes.

Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, the ownership interests in senior notes and the common stock acquired under a purchase contract in light of their own particular circumstances, as well as with respect to the effect of any state, local or foreign tax laws.

What are the ERISA considerations?

Plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, or ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, may invest in the units subject to the considerations set forth in “ERISA Considerations” below.

Explanatory Diagrams

The following diagrams demonstrate some of the key features of the purchase contracts, normal units, stripped units and senior notes, and the transformation of normal units into stripped units and senior notes. The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset, there is no early settlement and the payment of contract adjustment payments is not deferred.

Purchase Contracts

•	Normal units and stripped units both include a purchase contract under which you agree to purchase shares of common stock on the stock purchase date.

•	The number of shares of common stock to be purchased under each purchase contract will depend on the “applicable market value.” The “applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

(1)	The “reference price” is $14.74, which is equal to the closing price of shares of our common stock on May 6, 2004.

(2)	The “threshold appreciation price” is $16.95, which is 115% of the reference price.

(3)	For each of the percentage categories shown, the percentage of the shares of common stock to be delivered on the stock purchase date to a holder of normal units or stripped units is determined by dividing:

•	the related number of shares of common stock to be delivered, calculated in the manner indicated in the footnote for each such category, by

•	an amount equal to $25, the stated amount of the unit, divided by the reference price.

(4)	If the applicable market value of our common stock is less than or equal to the reference price, the number of shares of common stock to be delivered will be calculated by dividing the stated amount of $25 by the reference price.

(5)	If the applicable market value of our common stock is between the reference price and the threshold appreciation price, the number of shares of common stock to be delivered will be calculated by dividing the stated amount of $25 by the applicable market value.

(6)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of common stock to be delivered will be calculated by dividing the stated amount of $25 by the threshold appreciation price.

Normal Units

•	A normal unit consists of two components as illustrated below:

Purchase Contract		Ownership Interest in Senior Note
(Owed to Holder) Common Stock + contract adjustment payments 3.165% per year payable quarterly, subject to deferral	+

(Owed to Holder)

Interest on a 1/40, or 2.5%,

ownership interest in

$1,000 principal amount

5.085% per year payable quarterly

until Stock Purchase Date and

semi-annually thereafter

(reset in connection with remarketing)

(Owed to UnumProvident) $25 at Stock Purchase Date (May 15, 2007)		(Owed to Holder) $25 at Maturity (as a 1/40, or 2.5%, ownership interest in $1,000 principal amount) (May 15, 2009)

Normal Unit

•	After a successful remarketing or special event redemption, the normal units will include specified treasury securities in lieu of the senior notes.

•	If you hold a normal unit, you will hold an ownership interest in a senior note and, after a successful remarketing or special event redemption, an ownership interest in specified treasury securities, but will pledge that interest to the collateral agent for our benefit to secure your obligations under the purchase contract.

•	If you hold a normal unit, you may also substitute a specified amount of treasury securities for the ownership interest in a senior note if you decide not to participate in the remarketing.

Stripped Units

A stripped unit consists of two components as illustrated below:

Purchase Contract		Zero Coupon Treasury Security

(Owed to Holder) Common Stock + contract adjustment payments 3.165% per year payable quarterly, subject to deferral	+

(Owed to UnumProvident) $25 at Stock Purchase Date (May 15, 2007)		(Owed to Holder) $25 at Maturity (as a 1/40, or 2.5%, ownership interest in $1,000 principal amount) (May 15, 2007)

Stripped Unit

•	If you hold a stripped unit, you own a 1/40, or 2.5%, interest in the treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract. The treasury security is a zero coupon U.S. treasury security (CUSIP No. 912833GA2) that matures on May 15, 2007.

Senior Notes

•	Senior notes will have the terms illustrated below:

(Owed to Holder) Interest on $1,000 principal amount 5.085% per year payable quarterly until Stock Purchase Date and semi-annually thereafter (reset in connection with remarketing)

(Owed to Holder) at Maturity $1,000 principal amount (May 15, 2009)

•	If you hold an ownership interest in a senior note that is a component of a normal unit, you have the option to either:

•	allow the ownership interest in the senior note to be included in the remarketing process, the proceeds of which will be used to purchase treasury securities, if the remarketing is successful, which will be applied to settle the purchase contract; or

•	elect not to participate in the remarketing by delivering treasury securities in substitution for the ownership interest in the senior note, the proceeds of which will be applied to settle the related purchase contract.

•	If you hold a senior note that is not a component of a normal unit, you have the option to either:

•	continue to hold the senior note, the interest rate on which will be reset, effective from the settlement date of a successful remarketing of the senior notes; or

•	deliver the senior note to the remarketing agent to be included in the remarketing.

Transforming Normal Units into Stripped Units and Senior Notes

•	To create stripped units, you must substitute for the pledged ownership interest in the senior note (or, after a successful remarketing or special event redemption, the pledged treasury securities) the specified zero coupon U.S. treasury security that matures on May 15, 2007.

•	The pledged senior note or the pledged treasury securities will be released from the pledge and delivered to you.

•	The zero coupon U.S. treasury security together with the purchase contract would then constitute a stripped unit. The senior note (or, after a successful remarketing or special event redemption, treasury securities), which was previously a component of normal units, is tradable as a separate security.

•	The transformation of normal units into stripped units and senior notes and the transformation of stripped units and senior notes into normal units may generally be effected only in integral multiples of 40 units. If, however, the senior notes constituting a part of the normal units have been replaced with treasury securities due to a successful remarketing or special event redemption, the transformation of normal units into stripped units and the recreation of normal units from stripped units may be effected only in integral multiples of units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

The following illustration depicts the transformation of 40 normal units into 40 stripped units and one $1,000 principal amount senior note.

•	After remarketing, the normal units will include ownership interests in specified U.S. treasury securities in lieu of an ownership interest in senior notes.

•	You can also transform stripped units and senior notes (or, after a successful remarketing or special event redemption, treasury securities) into normal units. Following that transformation, the specified zero coupon U.S. treasury security, which was previously a component of the stripped units, is tradable as a separate security.

RISK FACTORS

Investing in the ACES Units involves risk. In deciding whether to invest in the units, you should carefully consider the disclosures in our Annual Report on Form 10-K for the year ended December 31, 2003 (our “Form 10-K”) under the captions “Cautionary Statement Regarding Forward Looking Statements” and “Risk Factors” as well as the risk factors set forth below, the disclosures in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (our “Form 10-Q”), the other information contained in this prospectus and the information you have been provided with or given access to regarding UnumProvident herein. The risks and uncertainties described below and in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of the units and your investment could decline.

In this prospectus, “UnumProvident,” “we,” “our,” “ours” and “us” refer to UnumProvident Corporation unless the context otherwise requires. In the discussion below the ACES Units are also referred to as the “units” or the “equity security units”.

Risk Factors Related to Our Business

We could be adversely affected by a downgrade of the credit and debt ratings of UnumProvident and our subsidiaries.

Following the publication of our earnings release for the first quarter of 2004 on May 5, 2004, Standard and Poor’s on May 6, 2004 downgraded our counterparty credit rating and senior debt rating to BB+ from BBB- while at the same time lowering our counterparty credit and financial strength ratings on our insurance company subsidiaries to BBB+ from A-, all with a “stable” outlook, citing concerns about the consistency of our risk control and valuation practices, volatility of our financial results, level of our operating earnings, particularly with respect to group disability, and our orientation towards market share growth. The change to BB+ represents a below investment grade rating. This action follows the action taken by Moody’s and Fitch in the first quarter of 2004 to place under review our ratings for possible downgrade due to concerns expressed about the Company’s fourth quarter of 2003 reserve strengthening for group income protection and the profitability of this line of business. Also on May 6, 2004, A.M. Best reaffirmed its ratings of the Company and its insurance company subsidiaries and continued its negative outlook and Fitch Ratings reaffirmed its ratings of the Company and its insurance company subsidiaries while keeping the ratings under review for possible downgrade pending a review of the Company’s reserves under Fitch’s model. There can be no assurance that further downgrades by these or other ratings agencies, particularly in light of the Standard and Poor’s downgrade, will not occur following the completion of this offering.

The Company competes based in part on the financial strength ratings provided by rating agencies, which were also the subject of the recent downgrade. The downgrade of the financial strength ratings can be expected to adversely affect the Company. The financial strength downgrade could, among other things, adversely affect the Company’s relationships with distributors of its products and service and retention of its sales force, negatively impact persistency and new sales, particularly large case group sales and individual sales, and generally adversely affect its ability to compete. The Company is considering various measures aimed at minimizing these adverse effects and such measures may increase the Company’s expenses.

Downgrades in the Company’s debt ratings can be expected to adversely affect the Company’s ability to raise capital or its cost of capital.

Our Annual Report contains important Risk Factors and other information related to our business.

Our Form 10-K includes important risk factors and other information related to our business. Many of these are included under the caption “Cautionary Statement Regarding Forward Looking Statements” and in Item 1, Part I of our Form 10-K (including the caption “Risk Factors”). You should also read carefully the discussions contained in our Form 10-K before making an investment decision, including the following:

•	the discussions regarding the determination of our reserves on pages 10 and 11, 26 to 28, and 32 and 33 of our Form 10-K;

•	the discussion regarding the effect of persistency on our amortization of deferred policy acquisition costs, beginning on page 28 of our Form 10-K;

•	the discussion regarding possible impairment of recorded goodwill on pages 30 and 31 of our Form 10-K;

•	the discussion regarding our investment portfolio, including the portion comprised of securities rated below investment grade, on pages 56 through 72 of our Form 10-K;

•	the discussion regarding our use of reinsurance on pages 10 and 30 of our Form 10-K;

•	the discussion regarding the regulatory examinations and investigations and litigation to which we are subject in note 15 to our Consolidated Financial Statements included in our Form 10-K, in particular those examinations, investigations and allegations of improper claims handling practices and procedures;

•	the discussion regarding the comprehensive regulation to which we are subject, beginning on page 11 of our Form 10-K;

•	the discussion regarding the noncancellable nature of the policies in our Closed Block on pages 7 and 8 of our Form 10-K;

•	the discussion regarding the competitiveness of our business on page 11 of our Form 10-K, and the discussion regarding possible declines in the rate of sales growth for both group and individual income protection products due to competitive pricing on page 42 of our Form 10-K;

•	the discussion regarding the possibility of lower persistency or lower profit margins on our group income life business on pages 42 and 43 of our Form 10-K; and

•	the discussion regarding the possible adverse effects of negative media attention or downgrades in financial strength ratings on our ability to grow sales and renew existing business on page 39 of our Form 10-K.

Our Form 10-Q contains important updated information related to our business.

Our Form 10-Q contains important information related to our business, including a discussion of commitments and contingent liabilities in Note 9 to our Condensed Consolidated Financial Statements. You should read these discussions carefully, including, in particular, the updated discussion of improper claims-handling practices and procedures.

Risk Factors Related to the Units

You will bear the entire risk of a decline in the price of our common stock.

The market value of the common stock you will purchase on the stock purchase date may be materially lower than the price per share that the purchase contract requires you to pay. If the average of the closing price per share of our common stock over the 20 trading-day period ending on the third trading day immediately preceding the stock purchase date is less than $14.74 per share, you will be required to purchase shares of common stock at a price per share of $14.74 on the stock purchase date. Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline and that the decline could be substantial.

You will receive only a portion of any appreciation in the common stock price.

The aggregate market value of our common stock you will receive upon settlement of a purchase contract generally will exceed the stated amount of $25 only if the average of the closing price per share of common stock over the 20 trading-day period ending on the third trading day immediately preceding the stock purchase date equals or exceeds $16.95, which we refer to as the “threshold appreciation price.” The threshold appreciation price represents an appreciation of 15% over $14.74. If the applicable average closing price exceeds $14.74, which is referred to as the “reference price,” but falls below the threshold appreciation price, you will realize no equity appreciation on the shares of common stock for the period during which you own a unit. Furthermore, if the applicable average closing price exceeds the threshold appreciation price, the value of our common stock you will receive under the purchase contract will be approximately 87.0% of the value of the shares of common stock you could have purchased with $25 at the time of the offering. During the period prior to settlement, an investment in the units affords less opportunity for equity appreciation than a direct investment in our common stock.

The trading price of our common stock and the general level of interest rates and our credit quality will directly affect the trading price for the units.

It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock and the units. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the units. The arbitrage could, in turn, negatively affect the trading prices of the units and our common stock.

You may suffer dilution of the common stock issuable upon settlement of your purchase contract.

The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. The number of shares of common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, including employee stock option grants, ordinary dividends, offerings of shares of common stock for cash, or in connection with acquisitions or other transactions which may adversely affect the price of the shares of common stock. The terms of the units do not restrict our ability to offer shares of common stock in the future or to engage in other transactions that could dilute the shares of common stock. We have no obligation to consider the interests of the holders of the units in engaging in any such offering or transaction. If we issue additional shares of common stock, that issuance may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares of common stock holders are to receive on the stock purchase date to the price of our common stock, such other events may adversely affect the trading price of the units.

You will have no rights as common stockholders but will be subject to all changes with respect to our common stock.

The fact that you hold a purchase contract does not make you a holder of our common stock. Until you acquire shares of common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the shares of common stock. Future dividend payments will depend on our level of earnings, financial requirements and other relevant factors. Only holders of our common stock, not holders of units, will receive such dividends. Upon settlement of your purchase contract, you will only be entitled to exercise the rights of a holder of our common stock as such rights exist at that time and only with respect to actions for which the record date occurs after the settlement date.

Your pledged securities will be encumbered.

Although holders of units hold beneficial ownership interests in the underlying pledged senior notes or treasury securities, those securities have been pledged with the collateral agent to secure the holders’ obligations under the related purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their ownership interest in the pledged senior notes or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus.

The purchase contract agreement has not been and will not be qualified under the Trust Indenture Act. The obligations of the purchase contract agent will be limited.

Even if transactions in the units are covered by an effective registration statement under the Securities Act, the purchase contract agreement relating to the units will not be qualified under the Trust Indenture Act. The purchase contract agent under the purchase contract agreement, who acts as the agent and the attorney-in-fact for the holders of the units, has not been and will not be qualified as a trustee under the Trust Indenture Act. Accordingly, holders of the units will not have the benefits of the protections of the Trust Indenture Act other than to the extent applicable to a senior note included in a unit or as specified in the purchase contract agreement, such as the right to cause the purchase contract agent to be removed for “conflicting interests,” as defined in the Trust Indenture Act. Under the terms of the purchase contract agreement, the purchase contract agent has only limited obligations to the holders of the units.

If a security is issued under an indenture, you as a holder would generally have the following additional protections: (1) provisions that obligate an indenture trustee, within 90 days of ascertaining that it has a “conflicting interest,” to either eliminate the conflicting interest or resign; (2) provisions that prevent an indenture trustee that is also a creditor of the issuer from improving its own credit position at the expense of you as the security holder immediately before or after an indenture default; and (3) the requirement that the indenture trustee deliver reports at least once a year with respect to the indenture trustee and the securities issued under the indenture.

Holders of senior notes have only limited rights of acceleration.

Holders of senior notes may accelerate payment of the principal and accrued and unpaid interest on the senior notes only upon the occurrence and continuation of an event of default. An event of default is generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, insolvency and reorganization relating to us.

Delivery of the securities under the pledge agreement is subject to potential delay if we become subject to a bankruptcy proceeding.

Notwithstanding the automatic termination of the purchase contracts, if we become the subject of a case under the federal bankruptcy code, the imposition of an automatic stay under Section 362 of the federal bankruptcy code may delay the delivery to you of your securities being held as collateral under the pledge arrangement and such delay may continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and allows your collateral to be returned to you.

We may redeem the senior notes upon the occurrence of a special event.

We have the option to redeem the senior notes, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time if a special event occurs and continues under the circumstances described in this prospectus. See “Description of the Senior Notes—Special Event Redemption” in this prospectus. If we exercise this option, the senior notes will be redeemed at the redemption price described in this prospectus. If the senior notes are redeemed, we will pay the redemption price in cash to the holders of ownership interests in the senior notes. If the special event redemption occurs prior to the earlier of the stock purchase date or a successful remarketing of the senior notes, the redemption price payable to you as a holder of the normal units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase a portfolio of zero coupon U.S. treasury securities on your behalf, and will remit the remainder of the redemption price, if any, to you, and these treasury securities will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the normal units. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payments. We can give you no assurance as to the effect on the market prices for the normal units if we substitute the treasury securities as collateral in place of any senior notes so redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

Because we are a holding company with no operations of our own, our obligations under the senior notes and the purchase contracts are effectively subordinated to the obligations of our subsidiaries, including policyholder claims.

We are a holding company with no operations of our own. Our ability to pay our obligations under the purchase contracts and the senior notes is dependent upon our ability to obtain cash dividends or other cash payments or loans from our subsidiaries. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of inter-company indebtedness) to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the senior notes and the purchase contracts will be effectively subordinated to the obligations of our subsidiaries, including policyholder claims.

We may be able to incur substantially more indebtedness, including secured debt that would effectively rank senior, as to the assets securing such debts, to our obligations under the senior notes and purchase contracts. Although holders of senior notes have limited acceleration rights upon the occurrence and continuation of an event of default, there are no provisions in either the indenture or the senior notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control. Any deterioration in our financial condition could adversely affect our ability to make quarterly interest payments on and to repay the principal amount of the senior notes, and may also make it more difficult to remarket the senior notes successfully. Unless the purchase contracts are terminated because of our bankruptcy, insolvency or reorganization, on the stock purchase date we will issue the required number of shares notwithstanding any decline in value of the senior notes included in the normal units. Nevertheless, any deterioration in our financial condition would have an adverse impact on the value of separate notes.

Our obligations under the senior notes and purchase contracts will effectively rank below our existing and future senior secured obligations.

Our obligations under the senior notes and purchase contracts will rank equally in right of payment with all of our existing and future unsubordinated obligations. However, our obligations under the senior notes and purchase contracts will be general unsecured obligations and therefore will be effectively subordinated to all of our existing and future senior secured obligations to the extent of the value of the assets securing such obligations. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of the Company, our assets will be available to satisfy our senior secured obligations before any payment may be made on our obligations under the senior notes and purchase contracts. In addition, to the extent that such assets cannot satisfy in full our senior secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment (or effectively senior if it was the obligation of a subsidiary) with our obligations under the senior notes and purchase contracts. In such an event, we may not have sufficient assets remaining to pay amounts on any or all of the senior notes.

We may defer contract adjustment payments.

We have the option to defer the payment of all or part of the contract adjustment payments on the purchase contracts forming a part of the units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 8.25 % per year (compounded quarterly) until paid. If we defer any contract adjustment payments until the stock purchase date, you will receive additional shares of common stock in lieu of a cash payment. If the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate.

We may be unable to repay the senior notes.

At maturity, the entire outstanding principal amount of any outstanding senior notes will become due and payable by us. We cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay the principal amount due. Any future borrowing arrangements or agreements relating to senior debt to which we become a party may contain restrictions on, or prohibitions against, our repayment of the senior notes. In the event that the maturity date occurs at a time when we are prohibited from repaying the senior notes, we could attempt to obtain the consent of the lenders under those arrangements to purchase the senior notes or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repay the senior notes. In that case, our failure to repay the senior notes at maturity would constitute an event of default under the indenture. Any such default, in turn, may cause a default under the terms of our other indebtedness some of which may rank or may effectively rank senior to the senior notes.

Our inability to successfully remarket the senior notes may adversely affect the liquidity, if any, of any remaining outstanding senior notes.

If no successful remarketing occurs by the stock purchase date, we will exercise our rights as a secured creditor and, subject to applicable law, retain the securities pledged as collateral or sell them in one or more private sales or otherwise. As a result, the only senior notes that will thereafter be outstanding and publicly tradable will be those senior notes that were not part of normal units on the stock purchase date. In such a case, because the aggregate principal amount of such remaining senior notes may be significantly lower than the initial aggregate principal amount of the senior notes, and because the interest rate on the senior notes will not be reset, the market liquidity of such remaining senior notes may be significantly reduced as compared to the case in which a successful remarketing occurs, the interest rate on the senior notes is reset, and all of the initial aggregate principal amount of the senior notes are expected to be outstanding and publicly tradable.

You will be required to accrue original issue discount on the senior notes for United States federal income tax purposes.

Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount for United States income tax purposes. Assuming the senior notes are so treated, original issue discount will accrue from the issue date of the senior notes and will be included in your gross income for United States income tax purposes on a constant yield-to-maturity basis, regardless of your usual method of tax accounting, and adjustments will be made to reflect actual payments on the senior notes. For all accrual periods ending on or prior to February 15, 2007, and possibly thereafter, the original issue discount that accrues on the senior notes will exceed the stated interest payments on the senior notes. In addition, any gain on the disposition of a senior note before the stock purchase date will generally be treated as ordinary interest income, and the ability to offset this interest income with a loss, if any, on a purchase contract may be limited.

The price at which the senior notes may be sold may not fully reflect the value of their accrued but unpaid interest.

The price at which the senior notes may be sold may not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income for U.S. federal income tax purposes the daily portions of original issue discount through the date of disposition as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. Some or all of this loss may be capital loss. The deductibility of capital losses for U.S. federal income tax purposes is subject to certain limitations.

Risk Factors Related to Our Common Stock

The price of our common stock has recently experienced significant volatility, which could adversely affect the value of your investment.

For the period from January 1, 2003 to May 12, 2004, the high and low prices at which our common stock has traded on the New York Stock Exchange have been $19.54 and $5.91, respectively. This volatility in the price of our common stock may continue in the future. To the extent that this volatility continues, investors may perceive our common stock as a less desirable investment, and our common stock may trade at prices lower than those at which it would trade in the absence of this volatility.

We may not make dividend payments on our common stock.

Future dividend payments will depend upon the dividends we receive from our insurance company subsidiaries, our level of earnings, financial requirements and ability to obtain debt or equity financing, and other relevant factors. Our annual dividend on our common stock was $0.30 per share, or $0.075 per share based on the quarterly dividend payable on February 20, 2004 to stockholders of record on January 26, 2004. We cannot assure you that our board of directors will not decide in the future to eliminate or reduce the amount of dividends we pay, if they believe it is in our best interests.

Regulatory requirements and provisions of our restated certificate of incorporation and restated by-laws could delay, deter or prevent a takeover attempt that stockholders might consider in their best interests.

Most states, including the states in which our insurance company subsidiaries are domiciled, have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer’s holding company. Where such laws and regulations apply to us and our insurance company subsidiaries, there can be no effective change in our control unless the person seeking to acquire control has filed a statement with specified information with the insurance regulators and has obtained prior approval for the proposed change from such regulators. The usual measure for a presumptive change in control pursuant to these laws is the acquisition of 10% or more of the voting stock of an insurance company or its parent, although this presumption is rebuttable. Consequently, a person may not acquire, including by purchases of shares in this offering, 10% or more of our common stock without the prior approval of the insurance regulators in the states in which our insurance company subsidiaries are domiciled.

Our restated certificate of incorporation and restated by-laws also contain provisions that may delay, deter or prevent a takeover attempt that stockholders might consider in their best interests. These provisions, which we describe under “Description of Common Stock—Certain Provisions That May Have an Anti-Takeover Effect” in this prospectus, may adversely affect prevailing market prices for our common stock and include:

•	classification of our board of directors into three classes that serve staggered three-year terms;

•	a prohibition on entering into a business combination with a person who is an “interested stockholder” unless the business combination transaction is approved by a supermajority vote;

•	restrictions on the calling of special meetings of stockholders;

•	a prohibition on stockholders taking action by written consent; and

•	a supermajority voting requirements for the amendment of certain provisions of our restated certificate of incorporation and restated by-laws.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling securityholder of the units. The selling securityholders will receive all proceeds from such sale under this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed and traded on the New York Stock Exchange under the symbol “UNM”. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the New York Stock Exchange and the amount of per-share dividends declared on our common stock.

	High	Low	Dividend
2001
1st Quarter	$30.4400	$23.8125	$0.1475
2nd Quarter	33.7500	27.0300	0.1475
3rd Quarter	33.0100	22.2500	0.1475
4th Quarter	27.3500	22.4100	0.1475
2002
1st Quarter	$29.7000	$25.9800	$0.1475
2nd Quarter	29.4900	24.0000	0.1475
3rd Quarter	25.4000	17.6400	0.1475
4th Quarter	21.4900	16.3000	0.1475
2003
1st Quarter	$19.5400	$5.9100	$0.1475
2nd Quarter	14.2800	8.7000	0.0750
3rd Quarter	15.7500	12.0000	0.0750
4th Quarter	16.8100	14.0000	0.0750
2004
1st Quarter	$16.4000	$14.0100	$0.0750
2nd Quarter (through May 12, 2004)	15.9700	13.5000	—

On May 12, 2004, the last reported sale price for our common stock was $14.00 per share. As of April 30, 2004, there were 296,410,630 holders of record of our common stock.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	For the Year Ended December 31,					For the Three Months Ended March 31,
	1999(2)	2000	2001	2002	2003(2)	2004(3)
Ratio of Earnings to Fixed Charges(1)	0.0x	5.2x	5.0x	4.3x	(1.1)x	(13.3)x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense.

(2)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $159.0 million for 1999 and $435.2 million for 2003.

(3)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $770.2 million for the three months ended March 31, 2004.

As of the date of this prospectus, we have no preferred stock outstanding.

OVERVIEW OF ACES UNITS

Set forth below is a description of the 8.25% Adjustable Conversion-Rate Equity Security Units, referred to herein as the “units” or the “equity security units”. This description consists of:

•	a description of the accounting treatment of the equity security units;

•	a description of the equity security units;

•	a description of the senior notes which comprise a part of the equity security units;

•	a description of the U.S. federal income tax consequences related to the equity security units;

•	a description of ERISA considerations relating to the equity security units; and

•	a description of our common stock.

ACCOUNTING TREATMENT

General

The proceeds from the sale by us of the units to the initial purchasers in the private placement were allocated between the purchase contracts and the senior notes based on the fair value of each at the date of the offering. The fair value of each purchase contract at the time of original issuance was $0.00.

We recognized the present value of the quarterly purchase contract adjustment payments as a liability with an offsetting reduction in stockholders’ equity. The quarterly purchase contract adjustment payments will be allocated between the liability recognized at the date of issuance and interest expense based on a constant rate calculation over the term of the purchase contract.

The quarterly and, after a successful remarketing, semi-annual interest payments on the senior notes will be recognized as interest expense.

The purchase contracts are forward transactions in our common stock. Upon settlement of a purchase contract, we will receive $25 on that purchase contract and will issue the requisite number of shares of our common stock. The $25 we receive will be credited to stockholders’ equity and allocated between our common stock and additional paid-in capital accounts.

Fees and expenses incurred in connection with the private placement by us have been allocated between the senior notes and the purchase contracts. The amount allocated to the senior notes has been deferred and will be recognized as interest expense over the term of the senior notes. The amount allocated to the purchase contracts will be charged to stockholders’ equity. When we settle the purchase contracts, we will issue the requisite number of shares of our common stock, and the amount we receive will be added to stockholders’ equity and allocated between common stock and additional paid-in capital.

Earnings per Share

Before the settlement of the purchase contracts, we will consider the common stock to be issued under the purchase contracts in our calculation of diluted earnings per share using the treasury stock method. Under this method, we will increase the number of shares of our common stock used in calculating diluted earnings per share by the excess, if any, of the number of shares we would be required to issue to settle the purchase contracts over the number of shares that we could purchase using the proceeds from the settlement of the purchase contracts. We anticipate that there will be no dilution of our earnings per share except during the periods when the average price of our common stock is above $16.95 per share.

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the units. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY SECURITY UNITS

We summarize below the principal terms of the equity security units, which we refer to as the “equity security units” or the “units,” and the purchase contracts, senior notes and common stock deliverable on the settlement of the purchase contracts, which we collectively refer to as the “underlying securities” in this prospectus. The following description is not complete, and we refer you to the agreements that will govern your rights as a holder of units. You should read this entire description and the Risk Factors discussed above in this prospectus carefully before investing in the units.

Overview

Each unit has a stated amount of $25. Each unit consists of and represents:

(1)	a purchase contract pursuant to which:

•	you will agree to purchase, and we will agree to sell, for $25, shares of our common stock on the stock purchase date, the number of which will be determined by the settlement rate described below, based on the average trading price of the common stock for a period preceding the stock purchase date, calculated in the manner described below; and

•	we will pay you contract adjustment payments on a quarterly basis at the annual rate of 3.165% of the stated amount of $25, subject to our right to defer such payments as specified below; and

(2)	a 1/40, or 2.5%, ownership interest in a 5.085% senior note due May 15, 2009 of UnumProvident, with a principal amount of $1,000, on which we will pay interest at the initial annual rate of 5.085% until the settlement date of a successful remarketing of the senior notes and at the reset rate (as described below) thereafter. Interest will be payable quarterly in arrears on and prior to the stock purchase date and semi-annually in arrears thereafter.

You will own the ownership interests in senior notes that are a component of your units, but those interests have been pledged to the collateral agent for our benefit to secure your obligations under the related purchase contracts. Each holder of normal units may elect at any time on or before the seventh business day prior to the stock purchase date (subject to certain exceptions) to withdraw from the pledge the pledged senior notes or, after a successful remarketing or special event redemption described below, the pledged treasury securities underlying the normal units by substituting, as pledged securities, specifically identified treasury securities that will pay at maturity an amount equal to the aggregate principal amount of the senior notes or treasury consideration, as the case may be, for which substitution is being made. Upon such substitution, the pledged senior notes or pledged treasury securities, as the case may be, will be released from the pledge and delivered to the holder. The normal units would then become “stripped units.” Holders of stripped units may recreate normal units by re-substituting senior notes or, after a successful remarketing or a special event redemption, the applicable specified treasury securities, for the treasury securities underlying the stripped units.

We have entered into:

•	a purchase contract agreement with JPMorgan Chase Bank, as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and

•	a pledge agreement with BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary, creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts.

As a beneficial owner of the units, you will be deemed to have:

•	irrevocably agreed to be bound by the terms of the purchase contract agreement, the pledge agreement and your purchase contract for so long as you remain a beneficial owner of such units; and

•	appointed the purchase contract agent under the purchase contract agreement as your agent and attorney-in-fact to enter into and perform the purchase contract and pledge agreement on your behalf and in your name.

In addition, as a beneficial owner of the units, you will be deemed by your acceptance of the units to have agreed, for all tax purposes, to treat yourself as the owner of the related interests in the senior notes or the treasury securities, as the case may be, and to treat your interest in the senior notes as our indebtedness.

We have allocated $25.00 of the purchase price received by us in the private placement of each unit to the ownership interest in the related senior note and $0.00 to the related purchase contract on our consolidated financial statements.

Creating Stripped Units and Recreating Normal Units

Holders of normal units have the ability to “strip” those units and take delivery of the pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities, creating “stripped units,” and holders of stripped units will have the ability to recreate normal units from their stripped units by depositing senior notes or, after a successful remarketing or special event redemption, the applicable treasury securities as described in more detail below. Holders who elect to create stripped units or recreate normal units will be responsible for any related fees or expenses.

Creating Stripped Units

Each holder of normal units may create stripped units and withdraw the pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities underlying the normal units by substituting, as pledged securities, the treasury securities described below in a total principal amount at maturity equal to the aggregate principal amount of the senior notes or treasury securities, as the case may be, for which substitution is being made. Holders of normal units may create stripped units at any time on or before the seventh business day prior to the stock purchase date, except that they may not create stripped units during the period from four business days prior to the first day of the first or second remarketing period until the expiration of three business days after the end of that period.

Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units. However, after a successful remarketing of the senior notes or the occurrence of a special event redemption, the holders may make the substitution only in integral multiples of normal units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000. In order to create 40 stripped units, a normal unit holder must substitute, as pledged securities, zero coupon U.S. treasury securities (CUSIP No. 912833GA2) which mature on May 15, 2007 and will pay $1,000 at maturity. Upon creation of the stripped units, the treasury securities will be pledged with the collateral agent to secure your obligation to purchase the shares of common stock under your purchase contract, and the pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities underlying the normal units will be released to the unit holder.

To create stripped units, you must:

•	deposit with the collateral agent the treasury securities described above, which will be substituted for the pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities underlying your normal units and pledged to the collateral agent to secure your obligation to purchase our common stock under your purchase contract;

•	transfer the normal units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that you have deposited the specified treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities underlying the normal units.

Upon the deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the related normal units;

•	transfer to you the underlying pledged senior notes or, after a successful remarketing or special event redemption, the pledged treasury securities; and

•	deliver to you the stripped units.

Any senior notes or treasury securities, as the case may be, released to you will be tradable separately from the resulting stripped units. Interest on the senior notes will continue to be payable in accordance with their terms.

Recreating Normal Units

Each holder of stripped units may recreate normal units by substituting, as pledged securities, senior notes or, after a successful remarketing or special event redemption, the applicable treasury securities then constituting a part of the normal units for the treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the seventh business day prior to the stock purchase date, except that they may not recreate normal units during the period from four business days prior to the first day of the first or second remarketing period until the expiration of three business days after the end of that period.

Upon recreation of normal units, the senior notes or, after a successful remarketing or special event redemption, the applicable treasury securities will be pledged with the collateral agent to secure the holder’s obligation to purchase shares of common stock under the purchase contract, and the treasury securities underlying the stripped units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units. If, however, treasury securities have replaced the senior notes as a component of the normal units as the result of a successful remarketing of the senior notes or a special event redemption, holders of the stripped units may make this substitution using the applicable treasury securities instead of senior notes and only in integral multiples of stripped units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

To recreate normal units from stripped units, you must:

•	deposit with the collateral agent:

•	if the substitution occurs prior to a successful remarketing of the senior notes or the occurrence of a special event redemption, senior notes having an aggregate principal amount equal to the aggregate stated amount of your stripped units; or

•	if the substitution occurs after a successful remarketing of the senior notes or the occurrence of a special event redemption, the applicable treasury securities then constituting a part of the normal units;

•	transfer the stripped units to the purchase contract agent; and

•	deliver a notice to the purchase contract agent stating that you have deposited the senior notes or, after a successful remarketing or special event redemption, the applicable treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged treasury securities underlying those stripped units.

The senior notes or, after a successful remarketing or special event redemption, the applicable treasury securities will be substituted for the pledged treasury securities underlying your stripped units and will be pledged with the collateral agent to secure your obligation to purchase shares of common stock under your purchase contract.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

•	cancel the related stripped units;

•	transfer the underlying treasury securities to you; and

•	deliver the normal units to you.

Current Payments

If you hold normal units, you will receive payments consisting of:

•	quarterly contract adjustment payments on the purchase contracts at the annual rate of 3.165% of the $25 stated amount through and including the stock purchase date;

•	quarterly interest payments on the senior notes pledged in respect of your normal units at the annual rate of 5.085% of the principal amount until a successful remarketing of the senior notes; and

•	if your senior notes are successfully remarketed, a cash payment on the stock purchase date in respect of each of your normal units equal to 1/40, or 2.5%, of a quarterly interest payment payable on the $1,000 principal amount of a senior note at the initial annual rate of 5.085%.

If you hold stripped units and do not separately hold senior notes, you will receive only quarterly contract adjustment payments on the purchase contracts at the annual rate of 3.165% of the $25 stated amount through and including the stock purchase date. However, you will be required for U.S. federal income tax purposes to recognize original issue discount on the pledged treasury securities on a constant yield basis or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.

We may defer the contract adjustment payments until no later than the stock purchase date as described below. If we defer any of these payments, we will accrue additional payments on the deferred amounts at the annual rate of 8.25% until paid. We are not entitled to defer interest payments on the senior notes.

We are a holding company with no operations of our own. Our ability to pay our obligations under the purchase contracts and the senior notes is dependent upon our ability to obtain cash dividends or obtain loans from our subsidiaries. We and our operating subsidiaries are separate and distinct legal entities and they will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of inter-company indebtedness) to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. See “Business—Regulation” in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this prospectus, and “Risk Factors Related to the Units—Because we are a holding company with no operations of our own, our obligations under the senior notes and the purchase contracts are effectively subordinated to the obligations of our subsidiaries”.

In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the senior notes and the purchase contracts will be effectively subordinated to the obligations of our subsidiaries because, as a shareholder of our subsidiaries, we will be subject to the prior claims of their creditors and policyholders.

If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will pay interest at the initial annual rate of 5.085% of the principal amount of $1,000 per senior note until the settlement date of a successful remarketing or, if no remarketing occurs, until maturity. If there is a successful remarketing of the senior notes, the rate of interest payable from the settlement date of the successful remarketing until their maturity on May 15, 2009 will be the reset rate, which will be a rate established by the remarketing agent that meets the requirements described under “—Remarketing” below. However, if a reset rate meeting the requirements described herein cannot be established on a remarketing date, the interest rate will not be reset on such date and will continue to be the initial annual rate of 5.085% until a reset rate meeting the requirements described herein can be established on a later date no later than the third business day prior to the stock purchase date. If no remarketing occurs on or prior to the third business day prior to the stock purchase date, the initial rate will continue to be the rate at which the senior notes accrue interest until maturity of the senior notes.

Contract adjustment payments and interest payments on the senior notes payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments and interest on the senior notes will accrue from the date of original issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2004; provided, however, that following the stock purchase date, interest on the senior notes shall be payable semi-annually in arrears on May 15 and November 15 of each year. Contract adjustment payments shall cease accruing on the stock purchase date. However, if the purchase contracts are settled early, at your option, or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

Our obligations with respect to the senior notes are unsecured and rank equally with all of our other unsecured and unsubordinated debt. See “Description of the Senior Notes” below. Our obligations with respect to contract adjustment payments are subordinate and junior in right of payment to our obligations under our senior indebtedness. Senior indebtedness means any of our indebtedness of any kind unless the instrument under which it is incurred expressly provides that it is in parity or subordinate in right of payment to the contract adjustment payments. We will not be permitted to make any contract adjustment payments if a payment default shall have occurred and be continuing with respect to any of our senior indebtedness or the maturity of any of our senior indebtedness shall have been accelerated because of a default.

Contract adjustment payments and interest payments on the senior notes are payable to the holders of units as they are registered on the books and records of the purchase contract agent on the relevant record dates. So long as the units remain in book-entry only form, the record date will be the business day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such units. If any date on which these payments and distributions are to be made is not a business day, then amounts payable on that date will be made on the next day that is a business day (and so long as the payment is made on the next business day, without any interest or other payment on account of any such delay). However, if such business day is in the next calendar year, payment will be made on the prior business day, in each case with the same force and effect as if made on the payment date.

Option to Defer Contract Adjustment Payments

We may, at our option and upon prior written notice to the holders of the units and the purchase contract agent, defer payment of all or part of the contract adjustment payments on the related purchase contracts forming a part of normal units and stripped units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 8.25% per year (compounding on each succeeding payment date) until paid. If you elect to settle your purchase contracts early, or the purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, your right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until the stock purchase date, each holder of normal units and stripped units will receive on the stock purchase date in respect of the deferred contract adjustment payments, in lieu of a cash payment, a number of shares of common stock (in addition to a number of shares of common stock equal to the settlement rate) equal to (a) the aggregate amount of deferred contract adjustment payments payable to the holder divided by (b) the applicable market value of the shares of common stock (as defined below under “—Description of the Purchase Contracts”).

We will not issue any fractional shares of common stock with respect to the payment of deferred contract adjustment payments on the stock purchase date. In lieu of fractional shares otherwise issuable with respect to such payment of deferred contract adjustment payments, the holder will be entitled to receive an amount in cash equal to the fraction of a share of common stock, calculated on an aggregate basis with respect to all such payments you are entitled to receive, multiplied by the applicable market value of our common stock.

In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock other than:

•	repurchases, redemptions or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a share purchase or dividend reinvestment plan, or our satisfaction of our obligations pursuant to any contract or security outstanding on the date of such event;

•	as a result of a reclassification of capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	dividends or distributions in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of our capital stock in connection with the issuance or exchange of our capital stock (or securities convertible into or exchangeable for shares of our capital stock); or

•	redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or the redemption or repurchase of any rights pursuant thereto.

Our subsidiaries will not be restricted from making any similar payments on their capital stock if we exercise our option to defer payments of any contract adjustment payments.

Description of the Purchase Contracts

Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at your option or upon specified mergers and other transactions described below, will obligate you to purchase, and

UnumProvident to sell, for $25, on the stock purchase date a number of newly issued shares of common stock equal to the settlement rate.

The settlement rate, subject to adjustment under certain circumstances as described under “—Anti-dilution Adjustments” below, will be as follows:

•	If the “applicable market value” of the common stock (which is the average of the closing price per share of common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date) is equal to or greater than the threshold appreciation price of $16.95 (which is 15% above the reference price of $14.74), then the settlement rate (which is equal to $25 divided by $16.95) will be 1.4748 shares of common stock per purchase contract. Accordingly, if the market price for the common stock increases to an amount that is greater than $16.95 on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the common stock, will be greater than $25, and if the market price equals $16.95, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $25.

•	If the applicable market value of the common stock is less than $16.95 but greater than $14.74, the settlement rate will be equal to $25 divided by the applicable market value of the common stock per purchase contract. Accordingly, if the market price for the common stock increases but that market price is less than $16.95 on the settlement date, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the shares of common stock, will equal $25.

•	If the applicable market value of the common stock is less than or equal to $14.74, the settlement rate (which is equal to $25 divided by $14.74) will be 1.6961 shares of common stock per purchase contract. Accordingly, if the market price for the common stock decreases to an amount that is less than $14.74 on the settlement date, the aggregate market value of the common stock issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the shares of common stock, will be less than $25, and if the market price equals $14.74, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the common stock, will equal $25.

For purposes of determining the applicable market value of the common stock, the closing price of the common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the common stock on the New York Stock Exchange on that date. If the common stock is not listed for trading on the New York Stock Exchange on any date, the closing price of the common stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the common stock is listed, or if the common stock is not so listed on a U.S. securities exchange, as reported by the Nasdaq stock market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if that bid price is not available, the market value of the common stock on that date as determined by a nationally recognized independent investment banking firm we retain for this purpose.

A trading day is a day on which the common stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock by the close of business on such day.

Settlement

Settlement of the purchase contracts will occur on the stock purchase date, unless:

•	you have settled the related purchase contract prior to the stock purchase date through the delivery of cash to the purchase contract agent in the manner described in “—Early Settlement” below;

•	we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for the common stock consists of cash or cash equivalents, and you have settled the related purchase contract through an early settlement as described in “—Early Settlement Upon Cash Merger” below; or

•	an event described under “—Termination of Purchase Contracts” below has occurred.

The settlement of the purchase contracts on the stock purchase date will occur as follows:

•	for the stripped units or normal units that include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full your obligation to purchase our common stock under the purchase contracts; and

•	for the normal units in which the related senior notes remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law in order to satisfy in full your obligation to purchase our common stock under the purchase contracts.

In either event, the shares of common stock will then be issued and delivered to you or your designee, upon payment of the applicable consideration, presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of the shares of common stock to any person other than you.

Prior to the date on which the shares of common stock are issued in settlement of the purchase contracts, the shares of common stock underlying the related purchase contracts will not be deemed to be outstanding for any purpose and you will have no rights with respect to the shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the shares of common stock, by virtue of holding the purchase contracts.

No fractional shares of common stock will be issued by us pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable, you will be entitled to receive an amount in cash equal to the fraction of a share of common stock, calculated on an aggregate basis in respect of the purchase contracts you are settling, multiplied by the applicable market value.

Tax Treatment

Each holder of normal units agrees for all federal, state and local tax purposes to (i) treat itself as owner of the senior notes or treasury securities constituting part of the normal units or the stripped units (as the case may be), (ii) treat the senior notes as indebtedness and (iii) allocate 100.00% of the issue price of the normal units to the senior note and 0.00% to the purchase contract included therein.

Remarketing

The senior notes held by each holder of normal units will be remarketed in a remarketing, unless the holder elects not to participate in the remarketing. In the event of a successful remarketing, the proceeds of such remarketing will be used to purchase treasury securities, which will be pledged to secure the obligations of such participating holder of normal units under the related purchase contract. Cash payments received upon maturity of the pledged treasury securities underlying the normal units of such holder will be used (1) to satisfy such holder’s obligation to purchase shares of common stock on the stock purchase date and (2) to make a cash payment to such holder on the stock purchase date of an amount per normal unit equal to 1/40, or 2.5%, of a quarterly interest payment payable on the $1,000 principal amount of a senior note at the initial annual rate of 5.085%.

Unless a holder of normal units delivers treasury securities in the amount and the types specified by the remarketing agent, as described below, the senior notes that are included in the normal units will be remarketed on the remarketing date, or, if the remarketing agent fails to remarket the senior notes on such date, a later date as described below. The remarketing date will be the third business day preceding February 15, 2007, the last quarterly payment date before the stock purchase date.

We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use commercially reasonable best efforts to remarket the senior notes that are included in normal units (or separately held senior notes) that are participating in the remarketing, at a price per senior note equal to at least 100.25% of the remarketing value (or, if the remarketing agent is unable to remarket the senior notes at such a price, at a price below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%).

Prior to any remarketing, we plan to file and obtain effectiveness of a registration statement with respect to the remarketing if so required under the U.S. federal securities laws at the time.

The “remarketing value” of a senior note will be equal to the sum of:

(1)	the value at the remarketing date (or any subsequent remarketing date described below) of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the interest payment scheduled to be payable on the senior note on that date, assuming for this purpose, even if not true, that the interest rate on the senior notes remains at the initial rate; and

(2)	the value at the remarketing date (or any subsequent remarketing date) of such amount of treasury securities that will pay, on or prior to the stock purchase date, an amount of cash equal to the principal amount of the senior note.

For purposes of (1) and (2) above, the value on the remarketing date (or any subsequent remarketing date) of the treasury securities will assume that (a) the treasury securities are highly liquid treasury securities maturing on or within 35 days prior to the stock purchase date (as determined in good faith by the remarketing agent in a manner intended to minimize the cash value of the treasury securities) and (b) those treasury securities are valued based on the ask-side price of the treasury securities at a time between 9:00 a.m. and 11:00 a.m., New York City time, selected by the remarketing agent, on the remarketing date (or any subsequent remarketing date), as determined on a third-day settlement basis by a reasonable and customary means selected in good faith by the remarketing agent, plus accrued interest to that date.

The remarketing agent will use the proceeds from the successful remarketing of the senior notes included in normal units to purchase, in its discretion, the amount and the types of treasury securities described in (1) and (2) above in respect of each such senior note that has been remarketed. The remarketing agent will purchase such treasury securities in open market transactions or at treasury auction and deliver them through the purchase contract agent to the collateral agent to secure the obligations under the related purchase contracts of the holders of the normal units whose senior notes participated in the remarketing. The remarketing agent will deduct as a remarketing fee, after allowing for the aggregate purchase price of such treasury securities, an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. The remarketing agent will remit the remaining portion of the proceeds, if any, for payment to the holders of the normal units participating in the remarketing.

Alternatively, a holder of normal units may elect not to participate in the remarketing and, instead, retain the senior notes underlying those normal units by delivering, in respect of each senior note to be retained, the treasury securities described in (1) and (2) above, in the amount and the types specified by the remarketing agent, to the purchase contract agent on or prior to the fourth business day prior to the first day of a remarketing period and such treasury securities will be pledged to secure the obligations of such non-participating holder under the related purchase contracts. The treasury securities will be returned to the holder in the event of a failed remarketing and the senior notes will remain part of the holder’s normal units. In the event of a successful remarketing, cash payments received upon maturity of such pledged treasury securities will be used (1) to satisfy such holder’s obligation to purchase shares of common stock pursuant to such holder’s purchase contracts and (2) to make a payment to such holder on the stock purchase date of an amount per unit equal to a quarterly interest payment on a 1/40, or 2.5%, ownership interest of a senior note at the initial annual rate of 5.085%. If a holder of senior notes does not participate in the remarketing, the interest rate on such senior notes will nevertheless be reset if the remarketing is successful.

The purchase contract agent will give holders notice of normal units and separate notes of the remarketing, including the specific treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders that elect not to participate in the remarketing, on the seventh business day prior to the first day of a remarketing period. A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver such specified treasury securities to the purchase contract agent not later than 10:00 a.m., New York City time, on the fourth business day prior to the first day of a remarketing period. A holder that notifies the purchase contract agent of such election but does not so deliver the treasury securities and a holder that does not notify the purchase contract agent of its intention to make a cash settlement will be deemed to have elected to participate in the remarketing.

In order to facilitate the remarketing of the senior notes at the remarketing value described above, the remarketing agent will reset the rate of interest on the senior notes, effective from the settlement date of a successful remarketing until their maturity on May 15, 2009. The reset rate will be the rate sufficient to cause the then current market value of each senior note to be equal to at least 100.25% of the remarketing value (or, if the remarketing agent is unable to remarket the senior notes at such a price, at a price below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%). If the remarketing agent cannot establish a reset rate meeting such requirements on the remarketing date and therefore cannot remarket the senior notes participating in the remarketing on the remarketing date at a price per senior note equal to at least 100.25% of the remarketing value (or, 100.00%, if the remarketing agent has decided in his discretion to remarket at such rate), the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the two immediately following business days. If the remarketing agent cannot establish a reset rate meeting these requirements on either of those days, it will attempt to establish such a reset rate on each of the three business days immediately preceding April 1, 2007. If the remarketing agent cannot establish such a reset rate during that period, it will make a final attempt to establish such a reset rate on the third business day immediately preceding the stock purchase date. We refer to each of these periods as “remarketing periods.” Any such remarketing will be at a price per senior note equal to at least 100.25% of the remarketing value (or, 100.00%, if the remarketing agent has decided in his discretion to remarket at such rate) on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes at that price by the end of the third business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contracts in cash by the business day immediately preceding the stock purchase date (but without regard to the notice requirements described below under “—Notice to Settle with Cash”) will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of such holder’s obligations under the related purchase contract, and we will exercise our rights as a secured party with respect to such securities and may, subject to applicable law, retain the securities or sell them in one or more public or private sales to satisfy in full such holder’s obligation to purchase the shares of common stock under the related purchase contracts on the stock purchase date.

The obligation of a holder of purchase contracts to pay the purchase price for the shares of common stock under the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the senior notes or treasury securities pledged as collateral to secure the purchase obligation. A holder of a stripped unit who receives any payments of principal on account of any pledged treasury securities will be obligated to deliver such payments to UnumProvident for application to its obligation under the related purchase contracts. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for the shares of common stock under the purchase contract.

We will cause a notice of any failed remarketing period to be published on the fourth business day immediately following such period, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. We will also release this information by means of Bloomberg and Reuters (or successor or equivalent) newswire. In addition, we will request, not later than seven nor more than 15 calendar days prior to the remarketing period, that the depositary (initially The Depository Trust Company) notify its participants holding senior notes, normal units and stripped units of the remarketing period.

Optional Remarketing

On or prior to the fourth business day immediately preceding the first day of a remarketing period, but no earlier than the payment date immediately preceding February 15, 2007, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold these senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

On the business day immediately preceding the first day of a remarketing period, the custodial agent will deliver these separate senior notes to the remarketing agent for remarketing. The remarketing agent will use commercially reasonable best efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price per senior note equal to at least 100.25% of the remarketing value (or, if the remarketing agent is unable to remarket the senior notes at such a price, at a price below 100.25% in the discretion of the remarketing agent, but in no event less than 100.00%). After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

If, as described above, the remarketing agent cannot remarket the senior notes during a remarketing period, the remarketing agent will promptly return the senior notes to the custodial agent to release to the holders following the conclusion of that period.

Early Settlement

At any time not later than 10:00 a.m., New York City time, on the seventh business day prior to May 15, 2007, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available funds in an amount equal to $25 multiplied by the number of purchase contracts being settled; provided that, at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the shares of common stock to be delivered in respect of the purchase contracts being settled. If such registration is required, we will use our commercially reasonable efforts to file and obtain effectiveness of such registration statement. Holders may settle the related purchase contracts early only in integral multiples of 40.

No later than the third business day after an early settlement, we will issue and deliver, and the holder will be entitled to receive, 1.4748 shares of common stock for each unit early settled, regardless of the market price of the shares of common stock on the date of early settlement, subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. At that time, the holder’s right to receive contract adjustment payments and any deferred contract adjustment payments will terminate. The holder will also receive ownership interests in the senior notes or treasury securities underlying those units.

Notice to Settle with Cash

Unless treasury securities have replaced the ownership interests in the senior notes as a component of normal units as a result of a successful remarketing of the senior notes, a special event redemption has occurred or the purchase contract has been settled early or otherwise terminated, a holder of normal units may settle the related purchase contract with separate cash prior to 11:00 a.m., New York City time, on the business day immediately preceding the stock purchase date. A holder of a normal unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the normal unit certificate evidencing the normal unit at the offices of the purchase contract agent with the form of “Notice to Settle by

Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the stock purchase date. If a holder who has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent prior to 11:00 a.m., New York City time, on the business day immediately preceding the stock purchase date, such holder will be deemed to have directed us to retain the related ownership interests in the senior note in full satisfaction of the holder’s obligation to purchase shares of common stock under the related purchase contract.

Early Settlement Upon Cash Merger

Prior to the stock purchase date, if we are involved in a merger, acquisition or consolidation in which at least 30% of the consideration for our common stock consists of cash or cash equivalents (“cash merger”), then on or after the date of the cash merger each holder of the units will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the date of consummation of the cash merger. This right is referred to as the “merger early settlement right.” We will provide each of the holders with a notice within five business days of the completion of a cash merger. The notice will specify a date, which shall be not less than 20 nor more than 30 calendar days after the date of the notice, on which the merger early settlement will occur and a date by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, on or before 5:00 p.m., New York City time, on the day specified in the notice, the certificate evidencing your units, if the units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier’s check. If you exercise the merger early settlement right, we will deliver to you on the date specified in the notice as the merger early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if the purchase contract had been settled immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes or treasury securities underlying those units. If you do not elect to exercise your merger early settlement right, your units will remain outstanding and continue to be subject to normal settlement on the stock purchase date.

Anti-dilution Adjustments

The formula for determining the settlement rate and the number of shares of common stock to be delivered upon an early settlement will be adjusted, without duplication, if certain events occur, including:

(1)	the payment of a dividend or other distributions on the common stock in shares of common stock;

(2)	the issuance to all holders of the common stock of rights, options or warrants, other than pursuant to any dividend reinvestment, share purchase or similar plans, entitling them to subscribe for or purchase the shares of common stock at less than the current market price (as defined below);

(3)	subdivisions, splits and combinations of the common stock;

(4)	distributions to all holders of common stock of evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash or in connection with a “spin-off” as described below);

(5)	regular quarterly, semi-annual or annual cash dividends or any other distributions by us or any of our subsidiaries consisting exclusively of cash to all holders of our shares of common stock, excluding any cash dividend on our shares of common stock to the extent that the aggregate cash dividend per share of common stock in any quarter does not exceed $0.075 (the “dividend threshold amount”) (the dividend threshold amount is subject to adjustment in the same proportion as the settlement rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the settlement rate pursuant to this clause (5); and

(6)	the successful completion of a tender or exchange offer made by UnumProvident or one of its subsidiaries for the common stock that involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by UnumProvident or one of its subsidiaries for its shares of common stock concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions (other than regular quarterly, semi-annual or annual cash dividends) to all holders of shares of common stock made within the preceding 12 months, exceeds 12.5% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

Solely as used above, the “current market price” per share of common stock on any day means the average of the closing price per share of common stock on each of the five consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the shares of common stock trade without the right to receive the issuance or distribution.

In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of units, become a contract to purchase only the kind and amount of such securities, cash or property instead of common stock. In such event, on the stock purchase date the settlement rate then in effect will be applied to the value on the stock purchase date of the securities, cash or property a holder would have received if it had held the shares covered by the purchase contract when the applicable transaction occurred. Holders have the right to settle their obligations under the purchase contracts early in the event of certain cash mergers as described under “—Early Settlement Upon Cash Merger.”

If at any time we make a distribution of property to our common shareholders that would be taxable to the shareholders as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units. See “U.S. Federal Income Tax Consequences—Purchase Contracts—Adjustment to Settlement Rate” below.

In the case of the payment of a dividend or other distribution on the shares of common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the settlement rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying:

•	the settlement rate by

•	a fraction, the numerator of which is the current market price per share of common stock plus the fair market value, both determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price per share of common stock.

The adjustment to the settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•	the tenth trading day following the effective date of the spin-off; and

•	the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of the shares of common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of the common stock means the average of the closing sale prices of the common stock over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the common stock means the closing sale price of the common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of the common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If an adjustment is not required to be made because it would not increase or decrease the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

We will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract.

Pledged Securities and Pledge Agreement

The ownership interests in the senior notes or treasury securities underlying the units have been pledged to the collateral agent for our benefit. The collateral agent has acknowledged that, at the original issuance thereof, the senior notes were restricted securities under the Securities Act and could only be disposed of pursuant to an effective registration statement under the Securities Act or an exemption from such registration. Under the pledge agreement, the pledged securities secure the obligations of holders of units to purchase shares of common stock under the related purchase contracts. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. Your rights to the pledged securities are subject to the security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the units from the pledge arrangement except:

•	to substitute specified treasury securities for the related pledged ownership interests in the senior notes or other pledged treasury securities in order to create a stripped unit;

•	to substitute ownership interests in the senior notes or specified treasury securities for the related pledged treasury securities upon the recreation of a normal unit;

•	upon delivering specified treasury securities when electing not to participate in a remarketing; or

•	upon the termination or early settlement of the purchase contracts.

Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

•	each holder of normal units that include ownership interests in the senior notes will retain ownership of the interests in the senior notes and will be entitled through the purchase contract agent and the collateral agent to all of the rights of a holder of ownership interests in the senior notes, including interest payments, voting, redemption and repayment rights; and

•	each holder of units that include treasury securities will retain ownership of the treasury securities.

We have no interest in the pledged securities other than our security interest.

Quarterly Payments on Pledged Securities

The collateral agent, upon receipt of quarterly payments on the pledged securities underlying the normal units, will distribute those payments to the purchase contract agent, which will, in turn, distribute that amount to persons who were the holders of normal units on the record date for the payment. The record date for any payment will be one business day before the relevant payment date.

Termination of Purchase Contracts

The purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive contract adjustment payments or deferred contract adjustment payments and obligations to purchase shares of common stock, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the federal bankruptcy code, a delay in the release of the pledged ownership interests in the senior notes or treasury securities may occur as a result of the imposition of an automatic stay under the bankruptcy code and continue until the automatic stay has been lifted. The automatic stay will not be lifted until such time as the bankruptcy judge agrees to lift it and allow your collateral to be returned to you.

The Purchase Contract Agreement

Distributions on the units will be payable, purchase contracts will be settled and transfers of the units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, New York City.

If any quarterly payment date or the stock purchase date is not a business day, then any payment or settlement required to be made on that date will be made on the next business day (and so long as the payment is made on the next day that is a business day, without any interest or other payment on account of any such delay), except that, in the case of a quarterly payment date only, if the next business day is in the next calendar year, the payment will be made on the prior business day with the same force and effect as if made on the payment date.

If your units are held in certificated form and you fail to surrender the certificate evidencing your units to the purchase contract agent on the stock purchase date, the shares of common stock issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If your units are held in certificated form and (1) the purchase contracts have terminated prior to the stock purchase date, (2) the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and (3) you fail to surrender the certificate evidencing your units to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

The purchase contract agent will not be required to invest or to pay interest on any amounts held by it before distribution.

No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

Modification of the Purchase Contract Agreement and the Pledge Agreement

The purchase contract agreement and the pledge agreement contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for, among other things, the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created under the pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary;

•	to make provisions with respect to certain rights of holders in the event of a consolidation, merger or other reorganization of UnumProvident; or

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders.

The purchase contract agreement, the pledge agreement and the purchase contracts may be amended or modified with the consent of the holders of a majority of the units at the time outstanding. However, no modification or amendment may, without the consent of the holder of each outstanding unit affected by the modification or amendment:

•	change any payment date;

•	change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying the units or otherwise materially adversely affect the holder’s rights in or to the pledged securities;

•	reduce any contract adjustment payment or change the place or currency of that payment or increase any amounts payable by holders in respect of the units or decrease any other amounts receivable by holders in respect of the units;

•	impair the right to institute suit for the enforcement of any purchase contract or the right to receive any contract adjustment payments;

•	reduce the number of shares of common stock purchasable under any purchase contract, increase the price to purchase shares of common stock on settlement of any purchase contract, change the stock purchase date or otherwise materially adversely affect the holder’s rights under any purchase contract; or

•	reduce the above stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the purchase contract agreement, the pledge agreement or the purchase contracts;

provided that, if any amendment or proposal referred to above would adversely affect only the normal units or the stripped units, then only the affected class of holders as of the record date for the holders entitled to vote thereon will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of not less than a majority of such class.

No Consent to Assumption

Each holder of units, by acceptance of the units, will under the terms of the purchase contract agreement and the units be deemed expressly to have withheld any consent to assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the federal bankruptcy code.

Consolidation, Merger, Sale or Conveyance

We have agreed in the purchase contract agreement that, so long as the units are outstanding, we will not (1) merge with or into or consolidate with any other entity or (2) transfer, lease or convey all or substantially all of our assets to any other person, or buy all or substantially all the assets of another person, unless:

•	we are the continuing entity or the successor entity is organized under the laws of the United States or any state thereof or the District of Columbia;

•	the successor entity expressly assumes our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts and the remarketing agreement; and

•	we are not, or the successor entity is not, immediately after such merger, consolidation, transfer, lease or conveyance, in default in the performance of any of our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts or the remarketing agreement.

Title

UnumProvident, the purchase contract agent and the collateral agent and any agent of UnumProvident, the purchase contract agent and the collateral agent may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.

Defaults under the Purchase Contract Agreement

Within 30 days after the occurrence of any default by us in any of our obligations under the purchase contract agreement of which a responsible officer of the purchase contract agent (as defined in the purchase contract agreement) has actual knowledge, the purchase contract agent will give notice of such default to the holders of the units unless such default has been cured or waived.

The purchase contract agent is not required to enforce any of the provisions of the purchase contract agreement against us. Each holder of units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase shares of common stock as provided in such holder’s purchase contract and generally exercise any other rights and remedies provided by law.

Governing Law

The purchase contract agreement, the pledge agreement and the purchase contracts are governed by, and will be construed in accordance with, the laws of the State of New York.

Form and Delivery; Global Securities; Book-Entry System

We originally issued the units to the selling securityholders in the private placement in fully-registered certificated form as restricted securities within the meaning of Rule 144 under the Securities Act. However, upon a resale of the certificated units by the selling securityholders pursuant to this prospectus, the units you purchase from them will be issued to you only in the form of a book-entry interest in one or more fully-registered global securities held in the name of Cede & Co, as nominee of The Depository Trust Company, or “DTC”. DTC will act as the securities depositary for the units, and we refer to DTC, together with its successors in this capacity, as the “depositary”. We will issue one or more fully-registered global security certificates, which will represent the total aggregate number of units, and will deposit them with the depositary. The units you purchase under this prospectus will not be restricted securities within the meaning of Rule 144 under the Securities Act.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the units so long as the units are represented by global security certificates.

The depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Although the depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

If the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or an event of default under the purchase contract agreement or the indenture has occurred and is continuing, certificates for the units will be printed and delivered in exchange for beneficial interests in the global security certificates. In addition, we may at any time, in conjunction with the depositary, determine not to have any of the units represented by one or more registered global securities and, in such event, will issue certificates in a definitive form in exchange for all of the registered global certificates representing the units. Any global senior security that is exchangeable pursuant to the preceding sentence shall be exchangeable for unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

So long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or other nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all units represented by these certificates for all purposes under the units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the units represented by these certificates registered in their names, will not receive or be entitled to receive physical delivery of unit certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any units represented by these certificates for any purpose under the units or the purchase contract agreement.

All payments on the units represented by the global security certificates and all transfers and deliveries of senior notes, the treasury portfolio, treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on May 15, 2007, or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we or any of our agents, nor the purchase contract agent or any of its agents, will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Replacement of Units Certificates

If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the purchase contract agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and to the purchase contract agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

We, however, are not required to issue any certificates representing units on or after the business day immediately preceding the earlier of the stock purchase date or the date the purchase contracts terminate. In place of the delivery of a replacement certificate following the stock purchase date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the units evidenced by the certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged senior notes or the pledged securities related to the units evidenced by the certificate.

Information Concerning the Purchase Contract Agent

JPMorgan Chase Bank is initially acting as purchase contract agent. The purchase contract agent will act as the agent and attorney-in-fact for the holders of units from time to time. The purchase contract agreement does not obligate the purchase contract agent to exercise any discretionary authority in connection with a default under the terms of the purchase contract agreement, the pledge agreement, the purchase contract or the pledged securities.

The purchase contract agreement contains provisions limiting the liability of the purchase contract agent. The purchase contract agreement contains provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement of the purchase contract agent would be effective upon the appointment of a successor.

The purchase contract agent and its affiliates are among a number of banks with which we and our subsidiaries and affiliates maintain various banking and trust relationships. JPMorgan Chase Bank also acts as trustee under the indenture and the supplemental indenture under which the senior notes have been issued.

Information Concerning the Collateral Agent

BNY Midwest Trust Company is initially acting as collateral agent. The collateral agent acts solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

The pledge agreement contains provisions limiting the liability of the collateral agent. The pledge agreement contains provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent would be effective upon the appointment of a successor.

The collateral agent and its affiliates are among a number of banks with which we and our subsidiaries and affiliates maintain various banking and trust relationships.

Miscellaneous

The purchase contract agreement provides that we will pay all fees and expenses related to:

•	the enforcement by the purchase contract agent of the rights of the holders of the units; and

•	with certain exceptions, stock transfer and similar taxes attributable to the initial issuance and delivery of shares of common stock upon settlement of the purchase contracts.

Should you elect to create stripped units or recreate normal units, you will be responsible for any fees or expenses payable in connection with the substitution of the applicable pledged securities, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

The senior notes have been issued under an indenture and supplemental indenture we have entered into with JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee. A copy of the indenture is on file with the SEC and is available to the public at the SEC’s web site at http://www.sec.gov or you may request a copy of the indenture and the supplemental indenture from us. The following description is not complete, and is qualified in all respects by reference to the indenture and the supplemental indenture pursuant to which the senior notes have been issued. You should read the indenture, the supplemental indenture and the associated documents carefully to fully understand the terms of the senior notes. Capitalized terms used but not defined in this description will have the meanings given to them in the indenture.

Interest

The title of the senior notes is 5.085% Senior Notes due May 15, 2009. The senior notes will mature on May 15, 2009. The senior notes bear interest from the original issuance date or from the most recent interest payment date on which interest has been paid or duly provided for, as the case may be. The senior notes pay interest at the annual rate of 5.085% quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing on August 15, 2004; provided, however, that following the stock purchase date, interest on the senior notes shall be payable semi-annually in arrears on May 15 and November 15 of each year. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the settlement date of the successful remarketing until they mature on May 15, 2009. If the remarketing agent cannot establish a reset rate meeting the requirements described above under “Description of the Equity Security Units—Remarketing,” the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of 5.085 % until the remarketing agent can establish a reset rate on a later remarketing date no later than the third business day prior to the stock purchase date, and if a reset rate cannot be established by such date, the interest rate will continue to be the initial annual rate of 5.085 % until maturity. The senior notes are not redeemable prior to their stated maturity except as described below and will not have the benefit of a sinking fund.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 90- or 180-day period. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

There are no provisions in either the indenture or the senior notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Our ability to pay interest on the senior notes is dependent on our ability to obtain cash dividends or obtain loans from our subsidiaries. See “Risk Factors Related to the Units—Because we are a holding company with no operations of our own, our obligations under the senior notes and the purchase contracts are effectively subordinated to the obligations of our subsidiaries”.

Ranking

The senior notes are our direct, unsecured obligations. The indebtedness represented by the senior notes ranks equally with all of our other unsecured and unsubordinated debt, but is subordinated to all of our existing and future secured indebtedness, if any. The senior notes are effectively subordinated to the obligations of our subsidiaries, including policyholder claims. See “Description of the Equity Security Units—Current Payments.”

The indenture does not contain any provisions that afford holders of the senior notes protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Remarketing

The senior notes will be remarketed as described above under “Description of the Equity Security Units—Remarketing.”

Optional Remarketing

Under the purchase contract agreement, on or prior to the fourth business day immediately preceding the first day of a remarketing period but no earlier than the payment date immediately preceding February 15, 2007, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold such senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes that are not included in normal units and that elect to have their notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the relevant remarketing period.

Special Event Redemption

If a special event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at the redemption price for each senior note referred to below. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a special event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes. If a special event redemption occurs prior to a successful remarketing of the senior notes, the redemption price for the senior notes forming part of normal units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the applicable treasury portfolio described below on behalf of the holders of normal units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The treasury portfolio will be substituted for the redeemed senior notes and will be pledged to the collateral agent to secure the obligations of the holders of the normal units to purchase shares of our common stock under the purchase contracts.

“Special event” means either a tax event or an accounting event.

“Tax event” means the receipt by us of an opinion of nationally recognized tax counsel experienced in such matters (which may be Sullivan & Cromwell LLP) to the effect that there is more than an insubstantial risk that interest payable by us on the senior notes on the next interest payment date will not be deductible, in whole or in part, by us for United States federal income tax purposes as a result of

•	any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,

•	any amendment to or change in an official interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or

•	any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus.

“Accounting event” means the receipt, at any time prior to the earlier of the date of any successful remarketing of the senior notes and the stock purchase date, by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles”, from our independent auditors, provided at the request of management, to the effect that, as a result of any change in accounting rules after the date of this prospectus, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the senior notes.

If a special event redemption occurs prior to a successful remarketing of the senior notes, the treasury portfolio to be purchased on behalf of the holders of the normal units will consist of a portfolio of zero-coupon U.S. treasury securities consisting of interest or principal strips of U.S. treasury securities that mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the senior notes included in the normal units on the special event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date and on or before May 15, 2007, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes included in the normal units on that date if the interest rate of the senior notes were not reset, on the applicable remarketing date. These treasury securities are non-callable by us.

Solely for purposes of determining the treasury portfolio purchase price in the case of a special event redemption date occurring after either a successful remarketing of the senior notes or the stock purchase date, “treasury portfolio” shall mean a portfolio of zero-coupon U.S. treasury securities consisting of principal or interest strips of U.S. treasury securities that mature on or prior to May 15, 2009 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the special event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes outstanding on the special event redemption date.

“Redemption price” means for each senior note, whether or not included in a normal unit, the product of the principal amount of the senior note and a fraction the numerator of which is the treasury portfolio purchase price and the denominator of which is, in the case of a special event redemption occurring prior to a successful remarketing of the senior notes, the aggregate principal amount of senior notes included in normal units, and in the case of a special event redemption date occurring after a successful remarketing of the senior notes, the aggregate principal amount of the senior notes. Depending on the amount of the treasury portfolio purchase price, the redemption price could be less than or greater than the principal amount of the senior notes.

“Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the special event redemption date for the purchase of the treasury portfolio for settlement on the special event redemption date.

“Quotation agent” means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by us.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address.

Unless we default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the senior notes. In the event any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that:

•	we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and interest on, all of the outstanding senior notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default;

•	if, as a result of the transaction, our property or assets would be subject to an encumbrance that would not be permitted under the indenture, we shall take steps to secure the senior notes equally and ratably with all indebtedness secured in the transaction; and

•	certain other conditions that are described in the indenture are met.

Upon any such consolidation, merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indenture.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets.

Certain Covenants

Each of the following covenants set forth in the indenture are applicable to the senior notes issued under the indenture.

Existence. Except as permitted under “—Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.

Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would be required to file annual reports, quarterly reports and other documents with the SEC pursuant to such Section 13 and 15(d):

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the senior notes (except any such term, provision or condition which could not be amended without the consent of all holders of the senior notes), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding senior notes either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Events of Default, Notice and Waiver

Each of the following “Events of Default” set forth in the indenture is applicable to the senior notes:

(1)	we fail for 30 days to pay any installment of interest payable on any senior note;

(2)	we fail to pay the principal on any senior note when due, either at maturity, redemption or otherwise;

(3)	we default in the performance or breach of any other covenant or agreement we made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding senior notes;

(4)	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us or any subsidiary of ours that we have guaranteed that has a principal amount outstanding that is more than $10,000,000 (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture; and

(5)	certain events of bankruptcy, insolvency or reorganization occur.

If there is a continuing event of default under the indenture, then the applicable trustee or the holders of not less than 25% of the total principal amount of the senior notes may declare immediately due and payable the principal amount and accrued interest, if any, as may be specified in the terms of the senior notes. However, at any time after a declaration of acceleration with respect to the senior notes has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding senior notes of that series may cancel the acceleration if:

•	we deposit with the trustee all required payments of the principal of, and interest on, the senior notes, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal or interest, with respect to the senior notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding senior notes may waive any past default with respect to those senior notes and its consequences, except a default consisting of:

•	our failure to pay the principal of, and interest on, any senior note; or

•	a default relating to a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding senior note affected by the default.

The trustee is generally required to give notice to the holders of the senior notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or interest on, a senior note.

The indenture provides that no holder of senior notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding senior notes, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding senior notes.

This provision will not prevent, however, any holder of senior notes from instituting suit for the enforcement of payment of the principal of, and interest on, senior notes at their respective due dates.

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of senior notes then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of senior notes not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Modification and amendment of the indenture as it relates to the senior notes may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding senior notes affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each senior note, do any of the following:

•	change the stated maturity of the principal of, or installment of principal of or interest payable on, any senior notes;

•	reduce the principal amount of, or the rate or amount of interest on, any senior notes;

•	reduce the amount of principal that would be due and payable, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any senior notes;

•	change the place of payment or the currency or currencies of payment of the principal of, and interest on, any senior notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior notes;

•	reduce the percentage of the holders of outstanding senior notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the indenture;

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each senior note.

We and the trustee may modify or amend the indenture, without the consent of any holder of senior notes, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of the senior notes or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of the senior notes;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the senior notes in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall

•	become effective only when there are no outstanding senior notes created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding senior notes created prior to the change or elimination;

•	to secure the senior notes;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the senior notes;

provided that, in each case above, the action does not adversely affect the interests of the holders of the senior notes in any material respect.

Agreement by Purchasers of Certain Tax Treatment

Each senior note provides that, by acceptance of the senior note or a beneficial interest therein, holders intend that the senior note constitutes debt and the holders agree to treat it as debt for United States federal, state and local tax purposes.

No Defeasance

The senior notes will not be subject to the defeasance provisions of the indenture.

Form and Delivery; Global Securities; Book-Entry System

We originally issued the senior notes as part of the units in a private placement in fully-registered certificated form as restricted securities within the meaning of Rule 144 under the Securities Act.

However, upon a resale of the certificated units by the selling securityholders pursuant to this prospectus, we will issue the senior notes that are released from the pledge following (as a result of creating a stripped unit or of a successful remarketing) substitution or early settlement in the form of a global security registered in the name of Cede & Co., as nominee of The Depository Trust Company. The senior notes are in denominations of $1,000 and integral multiples thereof. The following discussion relates only to senior notes released from the pledge following such a resale.

The senior notes that have been so released from the pledge will be issued to the purchasers or their successors in the form of one or more fully registered global securities that will be deposited with The Depository Trust Company. One or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the senior notes. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When a registered global security is issued, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the debt securities. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold debt securities through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair a person’s ability to own, transfer or pledge beneficial interests in a registered global security.

So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants and, if applicable, indirect participants would authorize beneficial owners owning through the participants and, if applicable, indirect participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of and interest on the senior notes represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security.

We expect that once the depositary receives any payment of principal of, and interest on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants or, if applicable, indirect participants to owners of beneficial interests in the registered global security held through the participants or, if applicable, indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants or indirect participants, as the case may be.

None of us, the trustee, any paying agent, the security registrar for the senior notes or any agent of any of the foregoing will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the senior notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days after we become aware of the unwillingness, inability or ineligibility, we will issue senior notes in definitive form in exchange for the registered global security. In addition, we may at any time, in conjunction with the depositary, determine not to have any of the senior notes represented by one or more registered global securities and, in such event, will issue senior notes in a definitive form in exchange for all of the registered global security or securities representing the senior notes. Any senior notes issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The indenture provides that there may be more than one trustee. Any trustee under the indenture may resign or be removed with respect to the senior notes, and a successor trustee may be appointed to act with respect to those notes. Upon prior written notice, a trustee may be removed with respect to the senior notes by act of the holders of a majority in principal amount of the senior notes. If two or more persons are acting as trustee with respect to the senior notes, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the senior notes.

JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is one of a number of banks with which we maintain banking relationships in the ordinary course of business. Our banking relationship with JPMorgan Chase Bank includes providing custodial services in connection with our bond and stock portfolios, serving as trustee under the indentures involving our existing debt securities, and providing us with general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which JPMorgan Chase Bank serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the ownership interests in the senior notes, treasury securities and purchase contracts that are or may be the components of a unit, and the common stock acquired under a purchase contract. This section is the opinion of Sullivan & Cromwell LLP, counsel to UnumProvident. Except where otherwise indicated, this discussion only applies to U.S. holders (as defined below) who purchase units in the initial offering at their original offering price and hold the units, the ownership interests in senior notes, treasury securities, purchase contracts and the common stock as capital assets (generally, assets held for investment). This discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, Treasury regulations (including proposed treasury regulations) issued thereunder (the “Code”), published Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions all as currently in effect, and all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, tax-exempt organizations or traders in securities who elect to mark to market, (2) persons holding units, senior notes or the common stock as part of a straddle, hedge, conversion transaction or other integrated investment, or (3) a U.S. holder (as defined below) whose functional currency is not the U.S. dollar). In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of units who or which is for U.S. federal income tax purposes (1) a citizen or resident of the U.S., (2) a domestic corporation (or other entity taxable as a corporation), (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. Prospective investors who are not U.S. holders should refer to “Non-U.S. Holders” below.

Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, the ownership interests in senior notes and the common stock acquired under a purchase contract in light of their own particular circumstances, as well as with respect to the effect of any state, local or foreign tax laws.

Normal Units

Allocation of Purchase Price. A U.S. holder’s acquisition of a normal unit will be treated as the acquisition of a unit consisting of two components, an ownership interest in the senior note and an ownership interest in the related purchase contract. We and each holder will agree that the purchase price of each unit will be allocated between the ownership interest in the senior note and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder’s initial tax basis in the ownership interest in the senior note and the purchase contract. We expect to report the fair market value of each senior note as $1,000 (or $25.00 for each 2.5% ownership interest in a senior note) and the fair market value of each purchase contract as $0.00. As described above, each holder has agreed to such allocation and it will be binding on each such holder (but not on the IRS). Thus, a U.S. holder should allocate the purchase price for a unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a unit will be respected for U.S. federal income tax purposes.

Ownership of Senior Notes or Treasury Securities. For U.S. federal income tax purposes, a U.S. holder of units will be treated as owning the applicable ownership interest in the senior notes or treasury securities constituting a part of the units owned. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the ownership interests in the senior notes or treasury securities constituting a part of the units as owned by such U.S. holder for all tax purposes, and the remainder of this discussion assumes such treatment. The U.S. federal income tax consequences of owning the ownership interests in the senior notes or treasury securities are discussed below

(see “—Senior Notes”, “—Stripped Units” and “—Treasury Securities Purchased on Remarketing or a Special Event Redemption”).

Sales, Exchanges or Other Taxable Dispositions of Units. If a U.S. holder sells, exchanges or otherwise disposes of units in a taxable disposition, such U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the ownership interest in the senior note (or treasury securities) that constitute such unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the senior note (or treasury securities) in proportion to their respective fair market values. As a result, as to each of the purchase contract and the senior note (or treasury securities), a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the ownership interest in the senior note (or treasury securities) and such U.S. holder’s adjusted tax basis in the purchase contract and the ownership interest in the senior note (or treasury securities). To the extent a U.S. holder is treated as receiving an amount with respect to accrued acquisition discount (as described below under “Treasury Securities Purchased on Remarketing or a Special Event Redemption—Interest Income and Original Issue Discount”) with respect to the applicable ownership interest in any treasury securities, such amount will be treated as ordinary income to the extent not previously included in income. To the extent a U.S. holder is treated as receiving an amount with respect to an accrued contract adjustment payment, such U.S. holder should treat this amount consistently with the treatment of contract adjustment payments (as described below under “—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments”).

In the case of the purchase contract and the treasury securities, the remainder of such gain or loss generally will be capital gain or loss except that amounts received with respect to accrued but unpaid interest on treasury securities will be treated as ordinary income to the extent not previously taken into income. In each case such gain or loss generally will be long-term capital gain or loss if the U.S. holder held the ownership interest in the purchase contract or treasury securities, respectively, for more than one year immediately prior to such disposition. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain recognized before January 1, 2009, and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

The rules governing the determination of the character of gain or loss on the disposition of an ownership interest in a senior note are summarized below under “—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes.” Because gain on the disposition of an ownership interest in a senior note generally should be treated as ordinary interest income and loss on the disposition of an ownership interest in a senior note should be treated as ordinary loss to the extent of the U.S. holder’s prior inclusions of original issue discount (as described in more detail below), dispositions of a unit consisting of a purchase contract and an ownership interest in a senior note before the interest reset date may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the ownership interest in the senior note, which must be reported separately for U.S. federal income tax purposes.

If the sale, exchange or other disposition of a unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the senior note (or treasury securities) in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligations under the related purchase contract. Because, as discussed below, any gain on the disposition of an ownership interest in a senior note prior to the interest reset date generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited. U.S. holders should consult their tax advisors regarding a disposition of a unit at a time when the purchase contract has a negative value.

Senior Notes

Characterization of Senior Notes. The senior notes should be classified as indebtedness of UnumProvident for U.S. federal income tax purposes. We (under the terms of the senior notes) and each holder (pursuant to the subscription agreement) agree to treat the senior notes as our indebtedness for all U.S. federal income tax purposes. The remainder of this discussion assumes such treatment.

Original Issue Discount. Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in the applicable treasury regulations. We intend to treat the senior notes in that manner, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes.

As discussed more fully below, the effects of applying the noncontingent bond method will be (1) to require each U.S. holder, regardless of such holder’s usual method of tax accounting, to use an accrual method with respect to the interest income on the ownership interest in the senior notes, (2) to require each U.S. holder to accrue interest income in excess of interest payments actually received for all accrual periods through February 15, 2007, and possibly for accrual periods thereafter, and (3) generally to result in ordinary, rather than capital, treatment of any gain and any loss (to the extent such loss does not exceed the U.S. holder’s prior inclusions of original issue discount on the ownership interest in the senior note) on the sale, exchange or other disposition of an ownership interest in the senior notes. See “—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes” below.

A U.S. holder will be required to accrue original issue discount on a constant yield to maturity basis based on the “comparable yield” of the senior notes. The comparable yield of the senior notes generally will be the rate at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to the senior notes. We are required to provide the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule, based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is 5.96% per annum, compounded semi-annually, and the projected payments are $0.33 on August 15, 2004, $0.32 for each subsequent quarter ending on or prior to the remarketing settlement date, $0.44 for the period ending May 15, 2007 and $0.89 for each semi-annual payment period ending after May 15, 2007. We have also determined that the projected payment for the senior notes, per $1,000 of principal amount, at the maturity date is $1,035.73, or $25.89 for each 2.5% ownership interest in a senior note (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

If the interest rate on the senior notes is reset, the remaining amounts of principal and interest payable differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as an adjustment for that period. Net positive adjustments in a taxable year will generally constitute additional interest income; net negative adjustments in a taxable year may reduce prior accruals of interest income for such taxable year, constitute an ordinary loss or may be carried forward as a net negative adjustment to a succeeding year. Please consult your tax advisor in such a situation.

A U.S. holder is generally bound by the comparable yield and projected payment schedule provided by us, unless either is unreasonable. If a U.S. holder decides to use its own comparable yield and projected payment schedule, it must explicitly disclose this fact and the reason that it has used its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the date of its acquisition of the ownership interests in the senior notes.

The foregoing comparable yield and projected payment schedule are supplied by us solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that a U.S. holder will actually receive as a result of owning ownership interests in the senior notes or units.

Because OID and income taken into account with respect to the senior notes as described above in this section will constitute interest for U.S. federal income tax purposes, corporate holders of units (or senior notes) will not be entitled to the dividends-received deduction with respect of such income.

Tax Basis in Senior Notes. A U.S. holder’s tax basis in the ownership interest in the senior notes will equal the portion of the purchase price for the units allocated to the ownership interests in the senior notes as described above (see “—Normal Units—Allocation of Purchase Price”), increased by the amount of original issue discount included in income with respect to the ownership interests in the senior notes and decreased by the amount of any projected payments made with respect to the ownership interest in the senior notes through the computation date.

Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes. A U.S. holder will recognize gain or loss on a disposition of ownership interest in the senior notes (including a special event redemption or upon the remarketing of the senior notes) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the ownership interest in the senior notes and such U.S. holder’s adjusted tax basis in such ownership interest in the senior notes. Selling expenses incurred by such U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of the ownership interests in the senior notes. Gain recognized on the disposition of the ownership interest in the senior notes prior to the date on which the interest rate on the senior notes is reset will generally be treated as ordinary interest income. Loss recognized on the disposition of the ownership interest in the senior notes on or before the date on which the interest rate on the senior notes is reset will generally be treated as ordinary loss to the extent of such U.S. holder’s prior inclusions of original issue discount on the ownership interest in the senior note. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of the ownership interest in the senior notes on or after the interest rate reset will be ordinary interest income to the extent attributable to the excess, if any, of the total remaining principal and interest payments due on the ownership interest in the senior notes over the total remaining payments set forth on the projected payment schedule for the ownership interest in the senior notes. Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Any such capital gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the senior note for more than one year immediately prior to such disposition. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain recognized before January 1, 2009, and 35% for short term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Acquisition of Our Common Stock Under a Purchase Contract. A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, including upon early settlement, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of the common stock, which should be treated as paid in exchange for such fractional share. Subject to the following discussion, a U.S. holder’s aggregate initial tax basis in the common stock acquired under a purchase contract should generally equal the purchase price paid for such common stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract (see “—Normal Units—Allocation of Purchase Price”), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for the common stock acquired under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract. The purchase of our common stock upon early settlement of a purchase contract will be treated as described above (see “—Purchase Contracts—Acquisition of Our Common Stock Under a Purchase Contract”). A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder’s proportionate share of ownership interests in the senior notes or treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such early settlement.

Termination of Purchase Contract. If a purchase contract terminates, a U.S. holder of units will recognize gain or loss equal to the difference between the amount realized (if any) upon the termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such gain or loss recognized will be capital and generally will be long-term capital gain or loss if the U.S. holder held the purchase contract for more than one year prior to such termination. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain recognized before January 1, 2009, and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations. A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder’s proportionate share of ownership interests in the senior notes or treasury securities upon termination of a purchase contract and such U.S. holder will have the same adjusted tax basis and holding period in such ownership interests in the senior notes or treasury securities as before such termination.

Adjustment to Settlement Rate. A U.S. holder of units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. We will make such an adjustment if the annual dividend rate exceeds $0.30 per year. If such adjustments are made, the holder will be deemed to have received a distribution even though such holder has not received any cash or property as a result of such adjustments. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend, return of capital or capital gain to a U.S. holder of units in accordance with the earnings and profits rule of the Code even though such U.S. holder would not receive any cash related thereto. In addition, in certain situations, a U.S. holder might be treated as receiving a constructive distribution if we fail to adjust the settlement rate.

Contract Adjustment Payments and Deferred Contract Adjustment Payments. Because there is no direct authority addressing the treatment of the contract adjustment payments or deferred contract adjustment payments, their treatment is unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with such U.S. holder’s regular method of tax accounting. To the extent we are required to file information returns with respect to the contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium rather than being includible in income on a current basis.

The treatment of contract adjustment payments and deferred contract adjustment payments could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or disposition of a unit or upon the termination of a purchase contract. In particular,

•	amounts received upon a sale or disposition of a unit or upon termination of a purchase contract with respect to any accrued but unpaid contract adjustment payments or deferred contract adjustment payments, in each case that have not been included in the U.S. holder’s income, may be treated as ordinary income,

•	any accrued but unpaid contract adjustment payments or deferred contract adjustment payments that have been taken into income but that are no longer payable to a U.S. holder because the purchase contract has been terminated by reason of the bankruptcy of UnumProvident may give rise to an ordinary deduction in the year in which they cease to be payable,

•	any contract adjustment payments or deferred contract adjustment payments that have been taken into income, but that have not been paid to such U.S. holder, may increase such U.S. holder’s adjusted tax basis in the purchase contract, and any contract adjustment payments or deferred contract adjustment payments that have been paid to a U.S. holder, but that have not been taken into income, may either reduce such U.S. holder’s adjusted tax basis in the purchase contract or result in an increase in the amount realized on a termination or disposition of the purchase contract.

Common Stock

Dividends. Distributions to U.S. holders with respect to the common stock will be treated as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your common stock. Any such dividend will be eligible for the dividends-received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. In general, dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2009, are taxable at a maximum rate of 15%, provided that the holder has a holding period of more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meets other requirements. The IRS has announced that it will permit taxpayers to apply a proposed legislative change to the holding period requirement described in the preceding sentence as if such change were already effective. This legislative “technical correction” would change the minimum required holding period, retroactive to January 1, 2003, to more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

Dispositions. Upon a disposition of common stock, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the senior note for more than one year immediately prior to such disposition. In general, the maximum rate of U.S. federal income tax for non-corporate taxpayers is currently 15% for long-term capital gain recognized before January 1, 2009, and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

Stripped Units

Substitution of Treasury Securities to Create Stripped Units. A U.S. holder of normal units who delivers treasury securities to the collateral agent in substitution for ownership interests in senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the senior notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such treasury securities and ownership interests in senior notes or other pledged securities, and the purchase contract will not be affected by such delivery and release. In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize original issue discount on the treasury securities on a constant yield basis, or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with such U.S. holder’s normal method of accounting. Amounts of original issue discount (or accrued but unpaid acquisition discount) included in a U.S. holder’s gross income will increase the holder’s adjusted federal income tax basis in the treasury securities. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent.

Substitution of Senior Notes to Recreate Normal Units. A U.S. holder of stripped units who delivers ownership interests in senior notes to the collateral agent in substitution for pledged treasury securities generally will not recognize gain or loss upon the delivery of such ownership interests in the senior notes or the release of the pledged treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged treasury securities and such senior notes. Such U.S. holder’s tax basis in the ownership interests in the senior notes, the pledged treasury securities and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so released to them.

Treasury Securities Purchased on Remarketing or a Special Event Redemption

A remarketing or a special event redemption will be a taxable event for U.S. holders, which will have the U.S. federal income tax consequences described above under “—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes.”

Ownership of Treasury Securities. In the event of a remarketing of the senior notes or a special event redemption prior to the stock purchase date, we (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the U.S. holder’s share of the treasury securities constituting a part of its units as owned by the U.S. holder for U.S. federal income tax purposes. In such a case, the U.S. holder will be required to include in income any amount earned on its pro rata share of the treasury securities for U.S. federal income tax purposes. The remainder of this discussion assumes that U.S. holders will be treated as the owners of their share of the treasury securities constituting a part of such units for U.S. federal income tax purposes.

Interest Income and Original Issue Discount. In the event of a remarketing of the senior notes, the treasury securities may, and in the event of a special event redemption prior to the stock purchase date, the treasury securities will, consist of stripped treasury securities. Following a remarketing of the senior notes or a special event redemption prior to the stock purchase date, a U.S. holder will be required to treat such holder’s pro rata portion of each stripped U.S. treasury security as a bond that was originally issued on the date the collateral agent acquired the relevant treasury securities and that has original issue discount (or, in the case of short-term treasury securities, acquisition discount, as described below) equal to such holder’s pro rata portion of the excess (if any) of the amounts payable on such treasury securities over such holder’s pro rata portion of the purchase price of the treasury securities at the time the collateral agent acquires them on behalf of such U.S. holder. A U.S. holder will be required to include such original issue discount (but not acquisition discount on short-term treasury securities as described below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of tax accounting.

In the case of any treasury security with a maturity of one year or less from the date of its issue (or from the date the collateral agent acquired the relevant treasury security in the case of any stripped treasury security), a U.S. holder will generally be required to include acquisition discount in income as it accrues only if such holder is an accrual basis taxpayer. A U.S. holder that is an accrual basis taxpayer will generally accrue such acquisition discount on a straight-line basis, unless such holder makes an election to accrue such acquisition discount on a constant yield to maturity basis.

Tax Basis of U.S. Holders in their Share of Treasury Securities. The initial tax basis of a U.S. holder in such holder’s share of treasury securities will equal such holder’s pro rata portion of the amount paid by the collateral agent for the treasury securities. A U.S. holder’s adjusted tax basis in such holder’s share of the treasury securities will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash received in respect of such holder’s share of the treasury securities.

Sales, Exchanges or Other Dispositions of a U.S. Holder’s Share of Treasury Securities. A U.S. holder that obtains the release of such holder’s share of the treasury securities and subsequently disposes of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such U.S. holders’ adjusted tax basis in the treasury securities, except that amounts received with respect to accrued but unpaid interest on treasury securities will not be treated as part of the amount realized, but rather, will be treated as ordinary interest income to the extent not previously taken into income.

Non-U.S. Holders

The following discussion only applies to non-U.S. holders. A “non-U.S. holder” is a holder that is not a U.S. person for U.S. federal income tax purposes. Non-U.S. holders that may be subject to special rules, such as “controlled foreign corporations,” “passive foreign investment companies” or “foreign personal holding companies” should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them in their particular circumstances. As discussed above with respect to U.S. holders, a non-U.S. holder’s acquisition of a normal unit will be treated as the acquisition of a unit consisting of two components, an ownership interest in the senior note and an ownership interest in the related purchase contract. We and each non-U.S. holder will agree that the purchase price of each unit will be allocated between the ownership interest in the senior note and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. For U.S. federal income tax purposes, a non-U.S. holder of units will be treated as owning the applicable ownership interest in the senior notes or treasury securities constituting a part of the units owned. We (under the terms of the units) and each non-U.S. holder (by acquiring units) agree to treat the ownership interests in the senior notes or treasury securities constituting a part of the units as owned by such Non-U.S. holder for all tax purposes, and the remainder of this discussion assumes such treatment.

United States Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the ownership interest in the senior notes or treasury securities provided that the non-U.S. holder:

•	in the case of the senior notes, does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the treasury regulations;

•	in the case of the senior notes, is not a controlled foreign corporation that is related to us through stock ownership;

•	is not a bank whose receipt of interest on the ownership interest in the senior notes or treasury securities is described in section 881(c)(3)(A) of the Code; and

•	(a) provides its name, address and certain other information on IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a U.S. person for U.S. federal income tax purposes, or (b) if units, treasury units, ownership interests in senior notes or treasury securities are held through certain foreign intermediaries or foreign partnerships, satisfies the certification requirements of applicable U.S. Treasury regulations.

The U.S. federal withholding tax will not apply to any gain realized on the sale, exchange, or other disposition of units, ownership interests in senior notes, purchase contracts, treasury securities or the common stock acquired under the purchase contract. However, interest income including original issue discount and any gain treated as ordinary income realized on the sale, exchange or other disposition of a senior note will be subject to withholding in certain circumstances unless the conditions described above are met.

We will generally withhold tax at a 30% rate on contract adjustment, payments and dividends paid, if any (and generally any deemed dividends resulting from certain adjustments, or failures to make an adjustment, to the settlement rate as described under “—U.S. Holders—Purchase Contracts—Adjustments to Settlement Rate”) with respect to our common stock acquired under a purchase contract or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends (or deemed dividends) that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, where a tax treaty so requires, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided that the holder satisfies the relevant certification requirement, but instead are subject to U.S. federal income tax as described below.

A non-U.S. holder of our common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for contract adjustment payments or dividends (or deemed dividends) will be required to furnish an IRS Form W-8BEN (or an acceptable substitute form) to claim such reduced rate or exemption from the 30% withholding tax, or an IRS Form W-8ECI (or an acceptable substitute form) stating that such payments are not subject to the 30% withholding tax because they are effectively connected with the non-U.S. holder’s trade or business in the U.S. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty may generally obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the U.S. (and, if a tax treaty so requires, the non-U.S. holder maintains a permanent establishment within the U.S.) and interest (including original issue discount) on the ownership interest in the senior notes or treasury securities, dividends on our common stock, or to the extent they constitute taxable income, contract adjustment payments from the purchase contracts are effectively connected with the conduct of that trade or business (and, if so required, attributable to that permanent establishment), such holder will be subject to U.S. federal income tax on the interest, dividends or contract adjustment payments on a net income basis (although exempt from the 30% withholding tax), in the same manner as if the holder were a U.S. holder.

The non-U.S. holder must satisfy certain certification and disclosure requirements in order to establish its exemption from withholding on its effectively connected income. In addition, a non-U.S. holder that is a foreign corporation may be subject to a 30% (or lower applicable treaty rate) branch profits tax.

Any gain realized on the disposition of a treasury security, ownership interest in a senior note (to the extent not treated as interest income under the contingent payment debt rules), purchase contract or share of our common stock generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by a tax treaty, attributable to a permanent establishment in the U.S.); or

•	such non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Backup Withholding Tax and Information Reporting

U.S. Holders. Unless a U.S. holder is an exempt recipient, such as a corporation, payments under senior notes, purchase contracts, treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of units, ownership interests in senior notes, purchase contracts, treasury securities or common stock, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply accurate taxpayer identification numbers or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability, provided that required information is furnished to the IRS.

Non-U.S. Holders. In general, the amount of the interest, contract adjustment payments and dividends on our common stock paid to a non-U.S. holder and the tax withheld with respect to such interest, contract adjustment payments and dividends must be reported annually to the IRS and the holder. In general, no backup withholding will be required regarding payments to a non-U.S. holder on contract adjustment payments, ownership interests in senior notes, treasury securities, or our common stock provided that we do not have actual knowledge or reason to know that the holder is a U.S. person and the holder has satisfied the certification requirements described above under “—Non-U.S. Holders—U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of units, ownership interests in senior notes, treasury securities, or our common stock made within the U.S. or conducted through certain U.S. financial intermediaries if:

•	the payor receives the required certification with respect to the non-U.S. holder and does not have actual knowledge or reason to know that the holder is a U.S. person; or

•	such non-U.S. holder otherwise establishes an exemption.

Backup withholding may apply if the non-U.S. holder fails to comply with applicable U.S. information reporting or certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of units (and the securities underlying units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, foreign or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “plan”).

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and future legislation, court decisions, regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan to the extent of such control, discretion or investment advice. In considering an investment in units with the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, liquidity, exclusive benefit, delegation and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Any insurance company proposing to invest assets of its general account in the securities should consider whether such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), which in certain circumstances treats those general account assets as assets of a plan for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. In addition, such potential investor should consider the effect of any subsequent legislation or other guidance that has or may become available relating to that decision, including Section 401(c) of ERISA and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

If a plan purchases units, the units and the securities underlying them will be deemed to constitute “plan assets”. As a result, the acquisition, holding and disposition of the units and the underlying securities may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if UnumProvident or any subsequent seller is a party in interest or disqualified person with respect to the plan, unless an exemption is available. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 for transactions determined by independent qualified professional asset managers, PTCE 90-1 for insurance company pooled separate accounts, PTCE 91-38 for bank collective investment funds, PTCE 95-60 for life insurance company general accounts, and PTCE 96-23 for transactions determined by in-house asset managers. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans that consider purchasing units and the underlying securities in reliance on any of these or any other PTCEs should carefully review the PTCE to ensure that it is applicable.

Accordingly, by its purchase of the units and the underlying securities, each holder, and the fiduciary of any plan that is a holder, will be required or deemed to have represented and warranted on each day from and including the date of its purchase of the units and the underlying securities through and including the date of satisfaction of its obligation under the purchase contract and the disposition of any such unit and any underlying security either (i) that it is not a plan or (ii) that the acquisition, holding and the disposition of any unit (and any underlying security) by such holder does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws, in each case, because an exemption (which, in the case of a plan subject to ERISA or the Code, shall be a PTCE) is available with respect to such transactions and the conditions of such exemption have been satisfied.

In addition, each plan that is a holder and the fiduciary of such plan will be required or deemed to have represented and warranted to UnumProvident and the remarketing agent that participation by the plan in the remarketing program will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws, in each case, for which an exemption is not available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each plan should consult its own counsel regarding the consequences of an investment in the units and the underlying securities under ERISA and the Code.

The sale of units and the underlying securities shall not be deemed a representation by UnumProvident that the investment meets all relevant legal requirements with respect to plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

DESCRIPTION OF COMMON STOCK

The following briefly summarizes the provisions of our restated certificate of incorporation and amended and restated bylaws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated certificate of incorporation and amended and restated bylaws which are on file with the SEC and available to the public at the SEC’s web site at http://www.sec.gov. You may request a copy of restated certificate of incorporation and amended and restated bylaws from us.

General

Under our restated certificate of incorporation, we are authorized to issue a total of 725,000,000 shares of common stock having a par value of $.10 per share. As of April 30, 2004, 296,410,630 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on The New York Stock Exchange.

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.

Dividends

Holders of common stock are entitled to participate equally in dividends when the board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.

Certain Provisions That May Have an Anti-Takeover Effect

Our restated certificate of incorporation and amended and restated bylaws and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.

Board of Directors Classification. We have a staggered or classified board of directors. Our board of directors is divided into three classes with the members of each class serving a three-year term. The members of only one class of directors are elected at any annual meeting of our stockholders. It therefore takes at least two years to elect a majority of our directors.

Business Combinations. Due to restrictions in our certificate of incorporation and in Section 203 of the Delaware General Corporation Law, we cannot enter into business combinations with a person who is an “interested stockholder” unless the “business combination” transaction is approved by a supermajority of the votes entitled to be cast on the transaction. Our restated certificate of incorporation and Section 203 of the Delaware General Corporation Law could prohibit or delay mergers or other takeover or change in control attempts.

Our Restated Certificate of Incorporation. Our restated certificate of incorporation prohibits us from entering into business combinations with a person who is an interested stockholder unless the business combination is approved by a vote of not less than 80% of the votes entitled to be cast on the transaction, including a majority of the votes that are not the votes of the interested stockholder.

For purposes of our restated certificate of incorporation, an “interested stockholder” is generally any person that, together with affiliates and associates, owns or has owned in the two-year period prior to the date in question, shares of our voting stock that represent 15% or more of the votes entitled to be cast by the holders of the shares of our outstanding voting stock.

For purposes of our restated certificate of incorporation, a “business combination” is generally a merger or consolidation involving a company, a disposition of a substantial part of the assets or securities of a company, a liquidation or dissolution of a company, or certain types of transactions resulting in an increase in the proportion of stock owned by an interested stockholder.

The supermajority vote requirements described above will not apply to business combinations with interested stockholders if the transaction has been approved by a majority of our directors (or their successors) who are not affiliates of the interested stockholder and were our directors before the interested stockholder became an interested stockholder.

Currently we are not aware of any person who meets the definition of an “interested stockholder” under our restated certificate of incorporation.

Certain Provisions of Delaware Law. Section 203 of the Delaware General Corporation Law prohibits us from entering into business combinations with a person who is an interested stockholder unless: (1) the business combination is approved by the Board and by a vote of not less than 66 2/3% of the votes entitled to be cast on the transaction which are not cast by the interested stockholder, (2) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by the Board prior to the date the interested stockholder obtained such status, or (3) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

For purposes of Section 203 of the Delaware General Corporation Law, an “interested stockholder” is generally any person that, together with affiliates and associates, owns or has owned in the three-year period prior to the date in question, shares of our voting stock that represent 15% or more of the votes entitled to be cast by the holders of the shares of our outstanding voting stock.

For purposes of Section 203 of the Delaware General Corporation Law, a “business combination” is generally a merger or consolidation, a disposition of a substantial part of the assets of a company, an issuance or transfer of stock of a company, a transaction resulting in an increase in the proportion of stock owned by an interested stockholder, or a transaction that results in certain disproportionate financial benefits to a stockholder.

Currently we are not aware of any person who meets the definition of an “interested stockholder” under Section 203 of the Delaware General Corporation Law.

Special Meetings of Stockholders. Only our Chairman of the Board, our Chief Executive Officer or our President may call a special meeting of our stockholders and these meetings are to be called by any such officer at the request of a majority of the board of directors.

Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.

Amendment of Certificate of Incorporation. For us to amend our restated certificate of incorporation, Delaware law requires that our board of directors adopt a resolution setting forth any amendment, declare the advisability of the amendment and call a stockholders’ meeting to adopt the amendment. Generally, amendments to our restated certificate of incorporation require the affirmative vote of majority of our outstanding stock. As described below, however, certain amendments to our restated certificate of incorporation may require a supermajority vote.

The vote of the holders of not less than 80% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation that relates to the provisions of our restated certificate of incorporation that govern the following matters:

•	management of our business by the directors and classification of our board of directors;

•	the ability of our stockholders to act by written consent; and

•	the power of the board of directors and the stockholders to amend the bylaws.

The vote of the holders of not less than 80% of the votes entitled to be cast, including the majority of the votes that are not the votes of an interested stockholder, is required to adopt any amendment to our restated certificate of incorporation that relates to the provisions of our restated certificate of incorporation that govern the following matters:

•	the provisions regarding “business combinations” with interested stockholders; and

•	the provisions setting forth the supermajority vote requirements for amending the restated certificate of incorporation.

These supermajority vote provisions for amending the restated certificate of incorporation do not apply if the amendment is recommended by a majority of our directors (or their successors) who are not affiliates of an interested stockholder and were our directors before the interested stockholder became an interested stockholder.

Amendment of Bylaws. Under our restated certificate of incorporation and our bylaws, stockholders may not amend our bylaws except upon the affirmative vote of holders of not less than 80% of the votes entitled to be cast.

The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for shares of the common stock is Equiserve Trust Company N.A.

SELLING SECURITYHOLDERS

The units were originally issued by us to certain qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933. The selling securityholders, including their transferees, pledgees or donees and their successors, may from time to time offer and sell pursuant to this prospectus or a supplement hereto any or all of the units. When we refer to “selling securityholders” in this prospectus, we mean those persons listed as beneficial owners in the table below, as well as their permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

The table below sets forth, for each selling securityholder, the stated amount of units beneficially owned before the offering and offered for sale pursuant to this prospectus. Unless set forth below, to our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

We have prepared the table based on information given to us by or on behalf of the selling securityholders on or prior to May 11, 2004. The selling securityholders may offer all, some or none of the units. Because the selling securityholders may offer all or some portion of the units, no estimate can be given as to the amount of the units that will be held by the selling securityholders upon termination of any sales. However, for purposes of this table, we have assumed that, after completion of the offering, none of the units covered by the prospectus will be held by the selling securityholders. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their units since the date on which they provided the information regarding their units in transactions exempt from the registration requirements of the Securities Act.

Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

Name(1)	Stated Amount and Percentage of Units Owned Before Offering and Offered for Sale (2)	Stated Amount and Percentage of Units Owned After Offering (3)	Number and Percentage of Shares of Common Stock (i) Owned Before Offering and (ii) Offered for Sale (4)	Number and Percentage of Shares of Common Stock Owned After Offering (5)
Bay Pond Partners, L.P.	$3,400,000 (1.13%)	0	(i) 230,670 (*) (ii) 230,670 (*)	0
Bay Pond Investors (Bermuda) L.P.	$1,100,000 (0.37%)	0	(i) 74,628 (*) (ii) 74,628 (*)	0
D.E. Shaw Investment Group, L.L.C.	$4,500,000 (1.50%)	0	(i) 373,098 (*) (ii) 305,298 (*)	67,800
D.E. Shaw Valance Portfolios, L.L.C.	$25,500,000 (8.50%)	0	(i) 2,204,722 (*) (ii) 1,730,022 (*)	474,700
D.E. Shaw Laminar Portfolios, L.L.C.	$30,000,000 (10.00%)	0	(i) 2,035,320 (*) (ii) 2,035,320 (*)	0
Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund	$18,000,000 (6.00%)	0	(i) 8,621,192 (2.72%) (ii) 1,221,192 (*)	7,400,000 (2.34%)

Name(1)	Stated Amount and Percentage of Units Owned Before Offering and Offered for Sale (2)	Stated Amount and Percentage of Units Owned After Offering (3)	Number and Percentage of Shares of Common Stock (i) Owned Before Offering and (ii) Offered for Sale (4)	Number and Percentage of Shares of Common Stock Owned After Offering (5)
FTVIPT—Franklin Income Securities Fund	$22,500,000 (7.50%)	0	(i) 1,526,490 (*) (ii) 1,526,490 (*)	0
FIST—Franklin Convertible Securities Fund	$10,000,000 (3.33%)	0	(i) 678,440 (*) (ii) 678,440 (*)	0
FTIF—Franklin Income Fund	$2,500,000 (0.83%)	0	(i) 169,610 (*) (ii) 169,610 (*)	0
Highbridge International LLC	$45,000,000 (15.00%)	0	(i) 3,052,980 (*) (ii) 3,052,980 (*)	0
OZ Master Fund, Ltd.	$56,164,500 (18.72%)	0	(i) 3,810,424 (1.20%) (ii) 3,810,424 (1.20%) (6)	0
OZ MAC 13, Ltd.	$1,335,500 (0.45%)	0	(i) 90,606 (*) (ii) 90,606 (*) (6)	0
Shepherd Investments International, Ltd.	$7,000,000 (2.33%)	0	(i) 474,908 (*) (ii) 474,908 (*)	0
Stark Trading	$3,000,000 (1.00%)	0	(i) 203,532 (*) (ii) 203,532 (*)	0
T. Rowe Price Equity Income Fund, Inc. (7)	$36,375,000 (12.13%)	0	(i) 9,467,826 (3.00%) (ii) 2,467,826 (*)	7,000,000 (2.21%)
T. Rowe Price Equity Income Portfolio, Inc. (7)	$2,867,500 (0.96%)	0	(i) 732,143 (*) (ii) 194,543 (*)	537,600 (*)
T. Rowe Price Capital Appreciation Fund, Inc. (7)	$8,437,500 (2.81%)	0	(i) 1,268,934 (*) (ii) 572,434(*)(8)	696,500 (*)
T. Rowe Price Value Fund, Inc. (7)	$3,500,000 (1.17%)	0	(i) 937,454 (*) (ii) 237,454 (*)	700,000 (*)
Penn Series Funds, Inc. – Flexibly Managed Fund (7)	$1,850,000 (0.62%)	0	(i) 313,111 (*) (ii) 125,511(*)(8)	187,600 (*)
ING Investors Trust – ING T. Rowe Price Capital Appreciation Portfolio (7)	$3,852,500 (1.28%)	0	(i) 629,169 (*) (ii) 261,369(*)(8)	367,800 (*)
ING Investors Trust – ING T. Rowe Price Equity Income Portfolio (7)	$1,950,000 (0.65%)	0	(i) 510,396 (*) (ii) 132,296 (*)	378,100 (*)
Seasons Series Trust – Large-Cap Value Portfolio (7)	$97,500 (0.03%)	0	(i) 25,115 (*) (ii) 6,615 (*)	18,500 (*)

Name(1)	Stated Amount and Percentage of Units Owned Before Offering and Offered for Sale (2)	Stated Amount and Percentage of Units Owned After Offering (3)	Number and Percentage of Shares of Common Stock (i) Owned Before Offering and (ii) Offered for Sale (4)	Number and Percentage of Shares of Common Stock Owned After Offering (5)
AEGON/Transamerica Series Fund, Inc. – T. Rowe Price Equity Income (7)	$2,660,000 (0.89%)	0	(i) 674,365 (*) (ii) 180,465 (*)	493,900 (*)
John Hancock Variable Series Trust I – Large Cap Value Fund (7)	$992,500 (0.33%)	0	(i) 257,835 (*) (ii) 67,335 (*)	190,500 (*)
Manufacturers Investment Trust – Equity Income Trust (7)	$3,927,500 (1.31%)	0	(i) 1,072,457 (*) (ii) 266,457 (*)	806,000 (*)
Northwestern Mutual Series Fund, Inc. – T. Rowe Price Equity Income Portfolio (7)	$147,500 (0.05%)	0	(i) 37,807 (*) (ii) 10,007 (*)	27,800 (*)
SBL Fund – Series O (Equity Income Series) (7)	$512,500 (0.17%)	0	(i) 129,670 (*) (ii) 34,770 (*)	94,900 (*)
TD Mutual Funds – TD U.S. Large-Cap Value Fund (7)	$305,000 (0.10%)	0	(i) 78,302 (*) (ii) 20,692 (*)	57,610 (*)
JNL Series Trust – JNL / T. Rowe Price Value Fund (7)	$800,000 (0.27%)	0	(i) 207,575 (*) (ii) 54,275 (*)	153,300 (*)
Maxim Series Fund, Inc. – Maxim T. Rowe Price Equity / Income Portfolio (7)	$1,725,000 (0.58%)	0	(i) 429,931 (*) (ii) 117,031 (*)	312,900 (*)

Total	$300,000,000	0	(i) 40,318,710 (ii) 20,353,200	19,965,510

(*)	Indicates that the number of shares of common stock held by the selling securityholder is less than 1% of the outstanding shares of common stock, including the shares of common stock issuable upon settlement of the purchase contracts comprising part of the units.

(1)	Information about additional selling securityholders, if any, will be set forth from time to time, if required, in prospectus supplements or amendments to this prospectus.

(2)	As described in this prospectus under the heading “Description of the Equity Security Units”, each unit includes a purchase contract pursuant to which the holder agrees to purchase, for $25, a number of shares of our common stock, and a 1/40, or 2.5%, ownership interest in a 5.085% senior note due 2009.

(3)	The figures in this column were calculated on the assumption that all units held by the selling securityholders will be sold pursuant to this prospectus.

(4)

Shares under (i) consist of the total shares of common stock owned by the selling securityholder, including shares of common stock issuable upon settlement of the purchase contracts comprising part of the units. Shares under (ii) consist of shares of common stock issuable upon settlement of the purchase contracts comprising part of the units. These calculations assume that the settlement rate per purchase contract is 1.6961 shares of common stock. This number is subject to adjustment as described in this prospectus under “Description of the Equity Security Units—Anti-dilution Adjustments”. The percentages in this column are based upon the sum of the shares of common stock outstanding as of

May 11, 2004 and the total number of shares of common stock issuable upon settlement of the total number of purchase contracts held by the selling securityholders.

(5)	The figures in this column are calculated on the assumption that all shares of common stock issuable upon settlement of the purchase contracts will be sold pursuant to this prospectus. Where the selling securityholder holds other shares of common stock, the figures in this column assume that such selling securityholder retains those shares of common stock. The percentages in this column are based upon the sum of the shares of common stock outstanding as of May 11, 2004 and the total number of common shares issuable upon settlement of the total number of purchase contracts held by the selling securityholders.

(6)	OZ Master Fund, Ltd. and OZ MAC, Ltd. hold 1,258,600 and 30,000 8.25% Adjustable Conversion-Rate Equity Security Units from a previous offering. Assuming the settlement rate per purchase contract for those units is 2.2989, OZ Master Fund, Ltd. and OZ MAC, Ltd. may hold 2,893,395 and 68,967 shares of common stock, respectively, upon settlement of those purchase contracts.

(7)	T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds listed in the table above, as well as securities owned by certain other individual and institutional investors. T. Rowe Price Associates’ has reported to us that it has beneficial ownership in excess of 5% of our outstanding common stock on behalf of its clients. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates may be deemed to be the beneficial owner of all of the securities listed above; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(8)	T. Rowe Price Capital Appreciation Fund, Inc., Penn Series Funds, Inc.—Flexibly Managed Fund and ING Investors Trust—ING T. Rowe Price Capital Appreciation Portfolio hold, respectively, 110,000, 30,000 and 60,000 8.25% Adjustable Conversion-Rate Equity Security Units from a previous offering. Assuming the settlement rate per purchase contract for those units is 2.2989, T. Rowe Price Capital Appreciation Fund, Inc., Penn Series Funds, Inc.—Flexiby Managed Fund and ING Investors Trust—ING T. Rowe Price Capital Appreciation Portfolio may hold 252,879, 68,967 and 137,934 shares of common stock, respectively, upon settlement of those purchase contracts.

PLAN OF DISTRIBUTION

We are registering the units, the senior notes, common stock and purchase contracts covered by this prospectus to permit holders to conduct secondary trading of the units from time to time after the date of this prospectus. Registration of the units covered by this prospectus does not mean, however, that those units necessarily will be offered or sold. We have agreed, among other things, to bear all fees, expenses, other than underwriting discounts and commissions and transfer and income taxes, if any, in connection with the registration and sale of the units and the underlying securities. We estimate those fees and expenses to be approximately $346,056 million. We will not receive any of the proceeds from the offering of the units by the selling securityholders.

The selling securityholders, or their pledgees, donees or transferees and other successors in interest to the selling securityholders, may sell all or a portion of the units beneficially owned by them and offered hereby from time to time directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders or from the purchasers of the units for whom they act as agent. The units may be sold from time to time in one or more transactions at fixed prices, which may be changed, prevailing market prices at the time of sale, varying pricing determined at the time of sale or negotiated prices. These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the units and the underlying securities offered by them hereby will be the purchase price less discounts or commissions, if any.

The sale of the units may be effected in one or more of the following methods:

•	in privately negotiated transactions;

•	through put or call transactions related to the units;

•	through short sales of the units;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling securityholder(s) may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the units by a broker-dealer as principal and resales of the units by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In connection with distributions of the units or otherwise, the selling securityholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the units and the underlying securities in the course of hedging the positions they assume;

•	sell the units short and redeliver the units to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of units offered by this prospectus, which they may in turn resell; or

•	pledge units to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

The selling securityholders or their successors in interest may also sell units and underlying securities, short and deliver units and underlying securities to close out short positions, or loan or pledge units and underlying securities to broker-dealers that in turn may sell the units and underlying securities.

At any time a particular offer of the units covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate stated amount of units covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling securityholder(s) and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the units covered by this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of units or the underlying securities by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the units offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer units or underlying securities by other means not described in this prospectus.

In addition, any units that qualify for resale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The outstanding shares of our common stock are listed for trading on the New York Stock Exchange under the symbol “UNM”.

The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the units and the underlying securities may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the units and the underlying securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

We entered into a registration rights agreement for the benefit of the securityholders to register their units under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the units, including liabilities under the Securities Act.

Our obligation to keep the registration statement of which this prospectus is a part effective is subject to specified, permitted exceptions. In these cases, we may suspend or prohibit offers and sales of the units pursuant to such registration statement.

VALIDITY OF THE UNITS

The validity of the units will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain United States federal income taxation matters will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of UnumProvident Corporation appearing in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Our financial statements and schedule are incorporated herein by reference in reliance on Ernst & Young LLP’s report, given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the distribution of the securities are set forth in the following table. All amounts, except the Securities and Exchange Commission registration fee, are estimated.

SEC Registration Fee	$76,020
NYSE Listing Fee	$101,536
Printing and Engraving Costs	$15,000
Accounting Fees and Expenses	$60,000
Legal Fees and Expenses	$75,000
Trustee and Registrar Fees	$8,500
Miscellaneous	$10,000
Total	$346,056

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VIII of UnumProvident’s Amended and Restated Bylaws provides for the indemnification of UnumProvident’s directors and officers as set forth below:

ARTICLE VIII: INDEMNIFICATION

SECTION 1. INDEMNIFICATION IN ACTIONS, SUITS, OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or of Union Mutual Life Insurance Company, a Maine mutual insurance company (the “Mutual Company”), or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 2. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or of the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), and, if and to the extent permitted by applicable law, judgments, penalties and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

SECTION 3. AUTHORIZATION OF INDEMNIFICATION.

(a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article VIII) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought (“disinterested directors”), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees and expenses) incurred by him in connection therewith, without the necessity of authorization in the specific case.

(b) For purposes of the proviso to the second sentence of Section 3(a), “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, the Mutual Company or the person seeking indemnification within the previous three years.

(c) A “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

SECTION 4. GOOD FAITH DEFINED, ETC.

(a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation, the Mutual Company or another enterprise, or on information supplied to him by the officers of the Corporation, the Mutual Company or another enterprise, or on information or records given or reports made to the Corporation, the Mutual Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation, the Mutual Company or another enterprise. The term “another enterprise” as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee.

(b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

(c) References in this Article VIII to “penalties” include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to “serving at the request of the Corporation or the Mutual Company” include any service as a director, officer or employee or former director, officer or employee of the Corporation or the Mutual Company which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

(d) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

SECTION 5. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION; ETC. Except as otherwise provided in the proviso to Section 2 of this Article VIII:

(a) Any indemnification under Section 1 or 2 of this Article VIII shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 3 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII.

(b) The right to indemnification under Section 1 or 2 of this Article VIII or advances under Section 6 of this Article VIII shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including attorney’s fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 9 of this Article VIII) shall also be indemnified by the Corporation.

(c) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorney’s fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with Section 3 of this Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification as to which all rights of approval have been exhausted or have expired.

SECTION 7. CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation or the Mutual Company, other than an action, suit, proceeding or claim seeking, or defending such person’s right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

SECTION 8. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 7 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 9. INSURANCE. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

SECTION 10. SUCCESSORS; MEANING OF “CORPORATION.” This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (ii) below, references to “the Corporation” shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

SECTION 11. SEVERABILITY. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law. – End of Bylaws excerpt

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

UnumProvident also maintains insurance on its directors and officers, which covers liabilities under federal securities laws.

ITEM 16.	EXHIBITS

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 1-11834) for the quarter ended June 30, 2003).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31, 2000).

4.1	Subscription Agreement for the Units dated as of May 6, 2004.

4.2	Registration Rights Agreement for the Units dated as of May 11, 2004.

4.3	Indenture for senior debt securities dated as of March 9, 2001 (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-3 (Registration No. 333-100953) filed on November 1, 2002).

4.4	Fifth Supplemental Indenture, dated as of May 11, 2004 (including the form of 5.085% Senior Note due 2009).

4.5	Purchase Contract Agreement, dated as of May 11, 2004 (including the form of Normal Units Certificate and the form of Stripped Units Certificate).

4.6	Pledge Agreement, dated as of May 11, 2004.

5.1	Opinion of Sullivan & Cromwell LLP regarding legality of the securities registered.

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax consequences.

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31, 2003).

12.2	Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends (incorporated by reference to Exhibit 12.2 to our Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31, 2003).

12.3	Statement regarding computation of ratio of earnings to fixed charges for the three months ended March 31, 2004.

15.1	Letter re: Unaudited Interim Financial Information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Trustee for the Senior Debt Securities (incorporated by reference to Exhibit 25.1 to our registration statement on Form S-3 (Registration No. 333-100953) filed on November 1, 2002).

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank as Trustee for the 5.085% Senior Notes due 2009.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, a Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on May 13, 2004.

UNUMPROVIDENT CORPORATION

By:	/s/ THOMAS R. WATJEN

Thomas R. Watjen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Dean Copeland and Susan N. Roth, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 13, 2004.

Signature	Title	Date

/s/ THOMAS R. WATJEN Thomas R. Watjen	Director, President and Chief Executive Officer	May 13, 2004

/s/ ROBERT C. GREVING Robert C. Greving	Executive Vice President and Chief Financial Officer	May 13, 2004

/s/ WILLIAM L. ARMSTRONG William L. Armstrong	Director	May 13, 2004

/s/ JON S. FOSSEL Jon S. Fossel	Director	May 13, 2004

/s/ RONALD E. GOLDSBERRY Ronald E. Goldsberry	Director	May 13, 2004

/s/ HUGH O. MACLELLAN, JR. Hugh O. Maclellan, Jr.	Director	May 13, 2004

/s/ A.S. (PAT) MACMILLAN, JR. A.S. (Pat) MacMillan, Jr.	Director	May 13, 2004

/s/ C. WILLIAM POLLARD C. William Pollard	Director	May 13, 2004

/s/ LAWRENCE R. PUGH Lawrence R. Pugh	Director	May 13, 2004

/s/ JOHN W. ROWE John W. Rowe	Director	May 13, 2004